Execution Version
Published CUSIP Number: 64586RAA6

CREDIT AGREEMENT

by and among
NEW JERSEY NATURAL GAS COMPANY
and
THE LENDERS PARTY HERETO
and
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent
and
U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A. and SANTANDER BANK, N.A.,
as Documentation Agents
and

PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers

Dated as of May 15, 2014

Section        Page

1.	CERTAIN DEFINITIONS 1

1.1	Certain Definitions. 1

1.2	Construction. 27

1.2.1	Number; Inclusion. 27

1.2.2	Determination. 27

1.2.3	Agent's Discretion and Consent. 28

1.2.4	Documents Taken as a Whole. 28

1.2.5	Headings. 28

1.2.6	Implied References to this Agreement. 28

1.2.7	Persons. 28

1.2.8	Modifications to Documents. 28

1.2.9	From, To and Through. 28

1.2.10	Shall; Will. 28

1.3	Accounting Principles; Changes in GAAP. 29

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES 29

2.1	Commitments. 29

2.1.1	Revolving Credit Loans. 29

2.1.2	Swing Loan Commitment. 30

2.2	Nature of Lenders' Obligations with Respect to Revolving Credit Loans. 30

2.3	Commitment Fee. 30

2.4	Revolving Credit Loan Requests. 31

2.5	Swing Loan Requests. 32

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2.6	Making Revolving Credit Loans and Swing Loans. 32

2.6.1	Making Revolving Credit Loans. 32

2.6.2	Presumptions by the Agent. 32

2.6.3	Making Swing Loans. 33

2.7	Swing Loan Note. 33

2.8	Use of Proceeds. 33

2.9	Letter of Credit Subfacility. 33

2.9.1	Issuance of Letters of Credit. 33

2.9.2	Letter of Credit Fees. 34

2.9.3	Disbursements, Reimbursement. 34

2.9.4	Repayment of Participation Advances. 35

2.9.5	Documentation. 36

2.9.6	Determinations to Honor Drawing Requests. 36

2.9.7	Nature of Participation and Reimbursement Obligations. 36

2.9.8	Indemnity. 38

2.9.9	Liability for Acts and Omissions. 38

2.10	Borrowings to Repay Swing Loans. 40

2.11	Right to Increase Commitments. 40

2.12	Defaulting Lenders. 41

2.13	Release of Cash Collateral. 43

3.	INTENTIONALLY OMITTED 43

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4.	INTEREST RATES 43

4.1	Interest Rate Options. 43

4.1.1	Revolving Credit Interest Rate Options. 44

4.1.2	Rate Quotations. 44

4.1.3	Change in Fees or Interest Rates. 44

4.2	Interest Periods. 45

4.2.1	Amount of Borrowing Tranche. 45

4.2.2	Renewals. 45

4.3	Interest After Default. 45

4.3.1	Letter of Credit Fees, Interest Rate. 46

4.3.2	Other Obligations. 46

4.3.3	Acknowledgment. 46

4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available. 46

4.4.1	Unascertainable. 46

4.4.2	Illegality; Increased Costs; Deposits Not Available. 46

4.4.3	The Agent's and Lenders' Rights. 47

4.5	Selection of Interest Rate Options. 47

5.	PAYMENTS 48

5.1	Payments. 48

5.2	Pro Rata Treatment of Lenders; Sharing of Payments; Agent's Presumptions. 48

5.2.1	Pro Rata Treatment of Lenders. 48

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5.2.2	Sharing of Payments by Lenders. 49

5.2.3	Presumptions by the Agent. 49

5.3	Interest Payment Dates. 50

5.4	Prepayments. 50

5.4.1	Voluntary Prepayments. 50

5.4.2	Replacement of a Lender. 51

5.4.3	Change of Lending Office. 52

5.5	Voluntary Commitment Reductions. 52

5.6	Additional Compensation in Certain Circumstances. 52

5.6.1	Increased Costs Generally. 52

5.6.2	Capital Requirements. 53

5.6.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. 53

5.6.4	Delay in Requests. 54

5.6.5	Indemnity. 54

5.7	Interbank Market Presumption. 55

5.8	Taxes. 55

5.8.1	Issuing Lender. 55

5.8.2	Payments Free of Taxes. 55

5.8.3	Payment of Other Taxes by the Borrower. 55

5.8.4	Indemnification by the Borrower. 56

5.8.5	Indemnification by the Lenders. 56

5.8.6	Evidence of Payments. 56

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5.8.7	Status of Lenders. 56

5.8.8	Treatment of Certain Refunds. 58

5.8.9	Survival. 59

5.9	Notes. 59

5.10	Settlement Date Procedures. 59

6.	REPRESENTATIONS AND WARRANTIES 60

6.1	Representations and Warranties. 60

6.1.1	Organization and Qualification. 60

6.1.2	Subsidiaries. 60

6.1.3	Power and Authority. 60

6.1.4	Validity and Binding Effect. 61

6.1.5	No Conflict. 61

6.1.6	Litigation. 61

6.1.7	Title to Properties. 61

6.1.8	Accuracy of Financial Statements. 62

6.1.9	Use of Proceeds; Margin Stock. 62

6.1.10	Full Disclosure. 63

6.1.11	Taxes. 63

6.1.12	Consents and Approvals. 63

6.1.13	No Event of Default; Compliance With Instruments. 63

6.1.14	Patents, Trademarks, Copyrights, Licenses, Etc. 64

6.1.15	Insurance. 64

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Section        Page

6.1.16	Compliance With Laws. 64

6.1.17	Material Contracts; Burdensome Restrictions. 64

6.1.18	Investment Companies. 65

6.1.19	Plans and Benefit Arrangements. 65

6.1.20	Employment Matters. 66

6.1.21	Environmental Matters. 66

6.1.22	Senior Debt Status. 66

6.1.23	Hedging Contract Policies. 66

6.1.24	Permitted Related Business Opportunities. 67

6.1.25	Anti-Terrorism Laws. 67

6.2	Continuation of Representations. 67

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT 67

7.1	First Loans and Letters of Credit. 67

7.1.1	Officer's Certificate. 67

7.1.2	Secretary's Certificate. 68

7.1.3	Opinion of Counsel. 68

7.1.4	Legal Details. 68

7.1.5	Payment of Fees. 69

7.1.6	Consents. 69

7.1.7	Officer's Certificate Regarding MACs. 69

7.1.8	No Violation of Laws. 69

7.1.9	No Actions or Proceedings. 69

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7.1.10	Hedging Contract Policies. 69

7.1.11	Termination of Commitments and Repayment of Outstanding Indebtedness. 70

7.2	Each Additional Loan or Letter of Credit. 70

8.	COVENANTS 70

8.1	Affirmative Covenants. 70

8.1.1	Preservation of Existence, Etc. 70

8.1.2	Payment of Liabilities, Including Taxes, Etc. 71

8.1.3	Maintenance of Insurance. 71

8.1.4	Maintenance of Properties and Leases. 71

8.1.5	Maintenance of Patents, Trademarks, Etc. 71

8.1.6	Visitation Rights. 72

8.1.7	Keeping of Records and Books of Account. 72

8.1.8	Plans and Benefit Arrangements. 72

8.1.9	Compliance With Laws. 72

8.1.10	Use of Proceeds. 73

8.1.11	Hedging Contract Policies. 73

8.2	Negative Covenants. 73

8.2.1	Indebtedness. 73

8.2.2	Liens. 74

8.2.3	[Intentionally Omitted]. 74

8.2.4	Loans and Investments. 74

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8.2.5	Liquidations, Mergers, Consolidations, Acquisitions. 75

8.2.6	Dispositions of Assets or Subsidiaries. 76

8.2.7	Affiliate Transactions. 77

8.2.8	Subsidiaries as Guarantors. 77

8.2.9	Continuation of or Change in Business; Joint Ventures. 77

8.2.10	Plans and Benefit Arrangements. 78

8.2.11	Fiscal Year. 78

8.2.12	Maximum Leverage Ratio. 78

8.2.13	[Intentionally Omitted]. 78

8.2.14	No Limitation on Dividends and Distributions by Borrower or its Subsidiaries. 78

8.2.15	Payment of Dividends; Redemptions. 78

8.2.16	No Modification of Hedging Contract Policies. 79

8.2.17	Off-Balance Sheet Financing. 79

8.2.18	[Intentionally Omitted]. 79

8.2.19	Anti-Terrorism Laws. 79

8.3	Reporting Requirements. 80

8.3.1	Quarterly Financial Statements. 80

8.3.2	Annual Financial Statements. 80

8.3.3	Certificate of the Borrower. 81

8.3.4	Notice of Default. 81

8.3.5	Notice of Litigation. 81

8.3.6	Notice of Change in Debt Rating. 81

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Section        Page

8.3.7	Sale of Assets. 81

8.3.8	Budgets, Forecasts, Other Reports and Information. 82

8.3.9	Notices Regarding Plans and Benefit Arrangements. 82

8.3.10	Other Information. 84

9.	DEFAULT 84

9.1	Events of Default. 84

9.1.1	Payments Under Loan Documents. 84

9.1.2	Breach of Warranty. 84

9.1.3	Breach of Negative Covenants or Visitation Rights. 84

9.1.4	Breach of Other Covenants. 84

9.1.5	Defaults in Other Agreements or Indebtedness. 85

9.1.6	Final Judgments or Orders. 85

9.1.7	Loan Document Unenforceable. 85

9.1.8	Uninsured Losses; Proceedings Against Assets. 86

9.1.9	Notice of Lien or Assessment. 86

9.1.10	Insolvency. 86

9.1.11	Events Relating to Plans and Benefit Arrangements. 86

9.1.12	Cessation of Business. 87

9.1.13	Change of Control. 87

9.1.14	Involuntary Proceedings. 87

9.1.15	Voluntary Proceedings. 87

9.2	Consequences of Event of Default. 88

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9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. 88

9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings. 88

9.2.3	Set-off. 88

9.2.4	Suits, Actions, Proceedings. 89

9.2.5	Application of Proceeds; Collateral Sharing. 89

9.2.6	Other Rights and Remedies. 90

10.	THE AGENT 90

10.1	Appointment and Authority. 90

10.2	Rights as a Lender. 90

10.3	Exculpatory Provisions. 91

10.4	Reliance by Agent. 91

10.5	Delegation of Duties. 92

10.6	Resignation of Agent. 92

10.7	Non-Reliance on Agent and Other Lenders. 93

10.8	No Other Duties, etc. 93

10.9	The Agent's Fees. 94

10.10	No Reliance on Agent's Customer Identification Program. 94

10.11	Calculations. 94

10.12	Beneficiaries. 94

11.	MISCELLANEOUS 95

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11.1	Modifications, Amendments or Waivers. 95

11.1.1	Increase of Revolving Credit Commitments; Extension of Expiration Date. 95

11.1.2	Release of Collateral or Guarantor. 95

11.1.3	Miscellaneous. 96

11.2	No Implied Waivers; Cumulative Remedies; Writing Required. 96

11.3	Expenses; Indemnity; Damage Waiver. 96

11.3.1	Costs and Expenses. 96

11.3.2	Indemnification by the Borrower. 97

11.3.3	Reimbursement by Lenders. 98

11.3.4	Waiver of Consequential Damages, Etc. 98

11.3.5	Payments. 98

11.4	Holidays. 98

11.5	Funding by Branch, Subsidiary or Affiliate. 99

11.5.1	Notional Funding. 99

11.5.2	Actual Funding. 99

11.6	Notices; Lending Offices. 99

11.7	Severability. 100

11.8	Governing Law. 100

11.9	Prior Understanding. 101

11.10	Duration; Survival. 101

11.11	Successors and Assigns. 101

11.11.1	Successors and Assigns Generally. 101

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Section        Page

11.11.2	Assignments by Lenders. 102

11.11.3	Register. 103

11.11.4	Participations. 104

11.11.5	Certain Pledges; Successors and Assigns Generally. 105

11.12	Confidentiality. 105

11.12.1	General. 105

11.12.2	Sharing Information With Affiliates of the Lenders. 106

11.13	Counterparts. 106

11.14	The Agent's or the Lenders' Consent. 106

11.15	Exceptions. 106

11.16	WAIVER OF JURY TRIAL. 106

11.17	JURISDICTION AND VENUE. 107

11.18	USA Patriot Act Notice. 107

PRN 883012    - xii -

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES

SCHEDULE 1.1(A)	- PRICING GRID

SCHEDULE 1.1(B)	- COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(P)	- PERMITTED LIENS

SCHEDULE 2.9.1	- EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.2	- SUBSIDIARIES

SCHEDULE 6.1.12	- CONSENTS AND APPROVALS

SCHEDULE 6.1.23	- HEDGING CONTRACT POLICIES

SCHEDULE 6.1.24	PERMITTED RELATED BUSINESS OPPORTUNITIES

SCHEDULE 8.2.1	- EXISTING INDEBTEDNESS
EXHIBITS

EXHIBIT 1.1(A)	- ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(R)	- REVOLVING CREDIT NOTE

EXHIBIT 1.1(S)	- SWING LOAN NOTE

EXHIBIT 2.4	- LOAN REQUEST

EXHIBIT 2.5	- SWING LOAN REQUEST

EXHIBIT 5.5	- COMMITMENT REDUCTION NOTICE

EXHIBIT 5.8.7(A)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.8.7(B)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.8.7(C)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.8.7(D)	- U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 7.1.3(A)	- OPINION OF COUNSEL

EXHIBIT 7.1.3(B)	- OPINION OF IN-HOUSE COUNSEL

EXHIBIT 8.2.5	- GUARANTOR JOINDER

EXHIBIT 8.2.8	- ACQUISITION COMPLIANCE CERTIFICATE

EXHIBIT 8.3.3	- COMPLIANCE CERTIFICATE

PRN1 883012    - xiii -

CREDIT AGREEMENT
THIS CREDIT AGREEMENT is dated as of May 15, 2014, and is made by and among NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation, the LENDERS (as hereinafter defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as a syndication agent, U.S. BANK NATIONAL ASSOCIATION, TD BANK, N.A., and SANTANDER BANK, N.A., each in its capacity as a documentation agent, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement.
BACKGROUND
WHEREAS, the Borrower, the Agent, and certain other Persons are parties to a $250,000,000.00 Credit Agreement dated as of August 24, 2011 (as amended, the "Existing Agreement"), whereby the lenders thereunder have provided the Borrower with a revolving credit facility on the terms and conditions therein contained; and
WHEREAS, the Borrower has requested that the Lenders provide a new revolving credit facility to the Borrower in an aggregate principal amount not to exceed $250,000,000.00, subject to increase as provided herein; and
WHEREAS, the new revolving credit facility shall be used for refinancing all indebtedness under the Existing Agreement and general corporate purposes of the Borrower; and
WHEREAS, the Lenders are willing to provide such new revolving credit facility upon the terms and conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.CERTAIN DEFINITIONS
1.1    Certain Definitions.
In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
Acquired Person means a Person or business acquired by the Borrower or any Subsidiary of the Borrower in a transaction which is a Permitted Acquisition.
Acquisition Compliance Certificate has the meaning assigned to that term in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].
Affiliate as to any Person means any other Person (a) which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) which

PRN1 883012

beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (c) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
Agent means PNC Bank, National Association, in its capacity as administrative agent as described herein, and its successors and assigns.
Agent's Fees has the meaning assigned to such term in Section 10.9 [Agent's Fees].
Agent's Letter has the meaning assigned to such term in Section 10.9 [Agent's Fees].
Agreement means this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.
Anti-Terrorism Laws means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
Applicable Commitment Fee Rate means the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Applicable Letter of Credit Fee Rate means the percentage rate per annum at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Letter of Credit Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency pursuant to the definition of "Debt Rating" hereunder, the second column (Debt Rating Standard & Poor's and Moody's) of the pricing grid set forth on Schedule 1.1(A) shall be modified by the Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the

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Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Applicable Margin means, as applicable:
(a)    the percentage spread to be added to the Base Rate under the Base Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread," as the same may be modified in accordance with the terms hereof, or
(b)    the percentage spread to be added to the LIBOR Rate under the LIBOR Rate Option at the indicated level of Debt Rating in the pricing grid on Schedule 1.1(A) below the heading "LIBOR Rate Spread," as the same may be modified in accordance with the terms hereof,
The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A); provided, however that if the Borrower's Debt Rating is determined by Fitch, Inc. or any other nationally recognized statistical agency, pursuant hereto, the second column (Debt Rating Standard & Poor's and Moody's) of the Applicable Margin pricing grid contained in Schedule 1.1(A) shall be modified by the Agent upon written notice to the Borrower to reflect such replacement of Moody's or Standard & Poor's as the applicable rating agencies hereunder and to replace the Debt Rating Levels with the corresponding levels of Fitch or such other nationally recognized statistical agency.
Approved Fund means, with respect to any Lender, any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender, or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
Assignment and Assumption Agreement means an Assignment and Assumption Agreement by and among a Purchasing Lender, a Transferor Lender and the Agent, as Agent and on behalf of the remaining Lenders, substantially in the form of Exhibit 1.1(A).
Authorized Officer means those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
Base Rate means the greatest of (a) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, (b) the Federal Funds Open Rate plus 1/2% per annum, and (c) the Daily LIBOR Rate plus 1.00%.

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Base Rate Option means the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(a) [Base Rate Option].
Benefit Arrangement means an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan, a Multiple Employer Plan, nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
Borrower means New Jersey Natural Gas Company, a corporation organized and existing under the laws of the State of New Jersey.
Borrowing Date means, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
Borrowing Tranche means specified portions of Loans outstanding as follows: (a) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (b) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
Business Day means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

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CEA means the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
CFTC means the Commodity Futures Trading Commission.
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body or the compliance therewith by any Lender (or, for purposes of Section 5.6.2 [Capital Requirements], by any lending office of such Lender or such Lender’s holding company, if any); provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
CIP Regulations has the meaning given to such term in Section 10.10 [No Reliance on Agent's Customer Identification Program].
Closing Date means the Business Day on which this Agreement is fully executed and becomes effective.
Collateral Agent has the meaning given to such term in Section 9.2.5.2 [Collateral Sharing].
Collateral Documents has the meaning given to such term in Section 9.2.5.2 [Collateral Sharing].
Commercial Letter of Credit means any letter of credit which is issued in respect of the purchase of goods or services by the Borrower in the ordinary course of its business.
Commitment means as to any Lender its Revolving Credit Commitment and, in the case of the Agent, its Swing Loan Commitment, and Commitments means the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.
Commitment Fee has the meaning given to such term in Section 2.3 [Commitment Fee].

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Commitment Reduction Notice has the meaning given to such term in Section 5.5 [Voluntary Commitment Reductions].
Compliance Certificate has the meaning assigned to such term in Section 8.3.3 [Certificate of the Borrower].
Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated Shareholders' Equity means as of any date of determination the sum of the amounts under the headings "Common Shareholders' Equity" and "Preferred Shareholders' Equity" on the balance sheet, prepared in accordance with GAAP, for the Borrower and its Subsidiaries on a consolidated basis as of such date of determination.
Consolidated Total Capitalization means as of any date of determination the sum of (a) Consolidated Total Indebtedness, plus (b) Consolidated Shareholders' Equity.
Consolidated Total Indebtedness means as of any date of determination total Indebtedness, without duplication, of the Borrower and its Subsidiaries.
Contamination means the presence or release or threat of release of Regulated Substances in, on, under or migrating or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the performance of a Remedial Action or which otherwise constitutes a violation of Environmental Laws.
Covered Entity means (a) the Borrower, each of Borrower's Subsidiaries (if any), and any guarantors and pledgors of collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Daily LIBOR Rate means for any day, the rate per annum determined by the Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage on such day.
Debt Rating means the rating of the Borrower's senior secured long-term debt by each of Standard & Poor's and Moody's; provided, however, at the option of the Borrower from time to time and with the consent of the Agent which will not be unreasonably withheld or delayed, either or both Standard & Poor's and Moody's shall be replaced by Fitch, Inc. or any other nationally recognized statistical rating agency that is then rating the Borrower's senior secured Indebtedness.

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Defaulting Lender means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Agent, the Issuing Lender, PNC Bank (as the Lender of Swing Loans) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Agent's receipt of such certification in form and substance satisfactory to the Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of this Agreement with respect to purchasing participation interests in Obligations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.
As used in this definition and in Section 2.12 [Defaulting Lenders], the term "Bankruptcy Event" means, with respect to any Person, such Person or such Person's direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Dollar, Dollars, U.S. Dollars and the symbol $ means lawful money of the United States of America.
Drawing Date has the meaning assigned to such term in Section 2.9.3.2.

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Eligibility Date means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).
Eligible Contract Participant means an "eligible contract participant" as defined in the CEA and regulations thereunder.
Environmental Complaint means any (a) written notice of non-compliance or violation, citation or order relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (b) civil, criminal, administrative or regulatory investigation instituted by an Official Body relating in any way to any Environmental Law, Environmental Permit, Contamination or Regulated Substance; (c) administrative, regulatory or judicial action, suit, claim or proceeding instituted by any Person or Official Body or any other written notice of liability or potential liability from any Person or Official Body, in either instance, relating to or setting forth allegations or a cause of action for personal injury (including but not limited to death), property damage, natural resource damage, contribution or indemnity for the costs associated with the performance of Remedial Actions, direct recovery for the costs associated with the performance of Remedial Actions, liens or encumbrances attached to or recorded or levied against property for the costs associated with the performance of Remedial Actions, civil or administrative penalties, criminal fines or penalties or declaratory or equitable relief arising under any Environmental Laws; or (d) subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
Environmental Laws means all federal, state, local and foreign Laws (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., each as amended, and any regulations promulgated or any equivalent state or local Law, and any amendments thereto) and any final, non-appealable consent decrees, consent orders, consent agreements, settlement agreements, judgments or orders, or binding directives, policies or programs, issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to Regulated Substances; (c) protection of the environment and/or natural resources; (d) protection of employee safety in the workplace and protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour Laws); (e) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, sale,

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transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (f) the presence of Contamination; (g) the protection of endangered or threatened species; and (h) the protection of Environmentally Sensitive Areas.
Environmental Permits means all permits, licenses, bonds or other forms of financial assurances, waivers, exemptions, consents, registrations, identification numbers, approvals or authorizations required under Environmental Laws (a) to own, occupy or maintain the Property; (b) for the operations and business activities of the Borrower and any of its Subsidiaries; or (c) for the performance of a Remedial Action.
Environmentally Sensitive Area means (a) any wetland as defined by applicable Environmental Laws; (b) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (c) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (d) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (e) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.
ERISA means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
ERISA Group means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
Event of Default means any of the events described in Section 9.1 [Events of Default] and referred to therein as an "Event of Default."
Excluded Hedge Liability or Liabilities means, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such Swap Obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such Swap Obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the

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security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.4.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.8 [Taxes], amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient's failure to comply with Section 5.8.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).
Executive Order No. 13224 means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
Existing Agreement has the meaning given to such term in the Background section hereof.
Existing Letters of Credit has the meaning assigned to such term in Section 2.9.1 [Issuance of Letters of Credit].
Expiration Date means, with respect to the Revolving Credit Commitments, May 15, 2019.
FATCA means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

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Federal Funds Effective Rate for any day means the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Federal Funds Open Rate for any day means the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.
First Mortgage Bonds means the secured Indebtedness issued by the Borrower or any of its Subsidiaries from time to time pursuant to the First Mortgage Indenture, as such Indebtedness may be amended, modified or supplemented from time to time.
First Mortgage Indenture means that certain Indenture of Mortgage and Deed of Trust dated April 1, 1952 from the Borrower to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, Trustee, all as heretofore or hereafter amended, modified and supplemented from time to time (including without limitation by the joinder of Subsidiaries thereto).
Foreign Lender means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
GAAP means generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

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Guarantor shall mean each Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 8.2.8 [Subsidiaries as Guarantors].
Guaranty of any Person means any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
Hedging Contract Policies means the written internal policies and procedures of the Borrower with respect to hedging or trading of gas contracts or other commodity, hedging contracts of any kind, or any derivatives or other similar financial instruments, as in effect on the date of this Agreement and as hereafter amended in accordance with Section 8.2.16 [No Modification of Hedging Contract Policies], a copy of which has been delivered to the Agent and each Lender.
Hedging Transaction means any transaction entered into by the Borrower or any of its Subsidiaries in accordance with the Hedging Contract Policies.
Historical Statements has the meaning assigned to such term in Section 6.1.8 [Accuracy of Financial Statements].
Hybrid Security means any of the following: (a) beneficial interests issued by a trust which constitutes a Subsidiary of the Borrower, substantially all of the assets of which trust are unsecured Indebtedness of the Borrower or any Subsidiary of the Borrower or proceeds thereof, and all payments of which Indebtedness are required to be, and are, distributed to the holders of beneficial interests in such trust promptly after receipt by such trust, or (b) any shares of capital stock or other equity interest that, other than solely at the option of the issuer thereof, by their terms (or by the terms of any security into which they are convertible or exchangeable) are, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or have, or upon the happening of an event or the passage of time would have, a redemption or similar payment.
Inactive Subsidiary means, at any time, any Subsidiary of any Person, which Subsidiary (a) does not conduct any business or have operations, and (b) does not have total assets with a net book value, as of any date of determination, in excess of $100,000.00.
Indebtedness means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate or currency exchange rate management device, (d) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional

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sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), (e) without duplication, any Hedging Transaction, to the extent that any indebtedness, obligations or liabilities of such Person in respect thereof constitutes "indebtedness" as determined in accordance with GAAP, (f) any Guaranty of any Hedging Transaction described in the immediately preceding clause (e), (g) any Guaranty of Indebtedness, (h) any Hybrid Security described in clause (a) of the definition of Hybrid Security, or (i) the mandatory repayment obligation of the issuer of any Hybrid Security described in clause (b) of the definition of Hybrid Security.
Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.
Insolvency Proceeding means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.
Interest Period means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months, and solely with approval of the Agent a shorter period. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (a) the Borrowing Date if the Borrower is requesting new Loans, or (b) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (i) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.
Interest Rate Hedge means an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the

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Borrower and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Option means any LIBOR Rate Option or Base Rate Option.
Internal Revenue Code means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Investment has the meaning assigned to such term in Section 8.2.4 [Loans and Investments].
IRH Provider has the meaning assigned to such term in Section 9.2.5.2 [Collateral Sharing].
IRS means the United States Internal Revenue Service.
Issuing Lender has the meaning assigned to such term in Section 10.6 [Resignation of Agent].
Labor Contracts means all collective bargaining agreements among the Borrower or any Subsidiary of the Borrower and unions representing employees of the Borrower or any Subsidiary of the Borrower.
Law means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, binding opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
Lender Provided Interest Rate Hedge means an Interest Rate Hedge which is provided by any Lender or an Affiliate of a Lender and that meets the following requirements: such Interest Rate Hedge (a) is documented in a standard International Swap Dealer Association Agreement, and (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner. The liabilities of the Borrower to the provider of any Lender Provided Interest Rate Hedge shall be "Obligations" hereunder and otherwise treated as Obligations for purposes of each of the other Loan Documents.
Lenders means the financial institutions named on Schedule 1.1(B), any Person that becomes a Lender pursuant to Section 2.11 [Right to Increase Commitments], and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.
Letter of Credit has the meaning assigned to such term in Section 2.9.1 [Issuance of Letters of Credit].

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Letter of Credit Borrowing has the meaning assigned to such term in Section 2.9.3.4.
Letter of Credit Fee has the meaning assigned to such term in Section 2.9.2 [Letter of Credit Fees].
Letter of Credit Obligation means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
Letter of Credit Sublimit means $30,000,000.00.
LIBOR Rate means, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the Relevant Interbank Market offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage. The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
LIBOR Rate Option means the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(b) [LIBOR Rate Option].
LIBOR Rate Reserve Percentage means as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

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Lien means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
LLC Interests has the meaning given to such term in Section 6.1.2 [Subsidiaries].
Loan Documents means this Agreement, the Agent's Letter, the Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document means any of the Loan Documents.
Loan Parties means the Borrower, together with any future guarantors, pledgors or other obligors with respect to the Obligations.
Loan Request means a request for a Revolving Credit Loan or a request to select, convert to or renew a Base Rate Option or LIBOR Rate Option with respect to an outstanding Revolving Credit Loan in accordance with Sections 2.4 [Revolving Credit Loan Requests], 2.5 [Swing Loan Requests], 4.1 [Interest Rate Options] and 4.2 [Interest Periods].
Loans means collectively and Loan means separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.
Material Adverse Change means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower or the Borrower and its Subsidiaries taken as a whole to duly and punctually pay the Indebtedness or otherwise perform the obligations in accordance with the Loan Documents, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.
Month, with respect to an Interest Period under the LIBOR Rate Option, means the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

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Moody's means Moody's Investors Service, Inc. and its successors.
Multiemployer Plan means any "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, solely for the purposes of Section 6.1.19 [Plans and Benefit Arrangements], within the preceding five Plan years, has made or had an obligation to make such contributions.
Multiple Employer Plan means a Plan which has two or more contributing sponsors (at least one of which is the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.
New Mortgage Bonds means secured Indebtedness issued by the Borrower or any of its Subsidiaries from time to time pursuant to the New Mortgage Indenture, as such Indebtedness may be amended, modified or supplemented from time to time.
New Mortgage Indenture means a new first mortgage indenture entered into by the Borrower or any of its Subsidiaries pursuant to which New Mortgage Bonds shall be issued from time to time, all as amended, modified or supplemented from time to time.
Non-Consenting Lender has the meaning assigned to such term in Section 11.1.3 [Miscellaneous].
Notes means the Revolving Credit Notes and Swing Loan Note.
Notice has the meaning assigned to such term in Section 11.6 [Notices, Lending Offices].
Obligations means any obligation or liability of the Borrower to the Agent or any of the Lenders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent’s Letter or any other Loan Document. Obligations shall include, to the extent set forth in the definitions of "Lender Provided Interest Rate Hedge" and "Other Lender Provided Financial Service Product," the liabilities to any Lender (or any Affiliate thereof) under any Lender Provided Interest Rate Hedge and any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
Official Body means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or

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the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Order has the meaning given to such term in Section 2.9.9 [Liability for Acts and Omissions].
Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of such Recipient conducting or having conducted a sufficient level of ongoing business or income-generating activity in the jurisdiction imposing such Tax to subject it to tax generally on the income or privilege of doing business or unretained earnings associated with such activity (but, without broadening the scope of the foregoing, not including any Tax imposed as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Document).
Other Lender Provided Financial Service Product means agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to the Borrower: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange. The liabilities of the Borrower to the provider of any Other Lender Provided Financial Service Product shall be "Obligations" for the purposes of Sections 5.2.2 [Sharing of Payments by Lenders], and any collateral security for the Obligations hereafter granted under the Loan Documents.
Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.4.2 [Replacement of a Lender]).
Parent means New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey, of which Borrower is a wholly owned Subsidiary.
Participant shall have the meaning assigned to such term in Section 11.11.4 [Participations].
Participant Register shall have the meaning assigned to such term in Section 11.11.4 [Participations].

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Participation Advance means, with respect to any Lender, such Lender's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.3.4.
Partnership Interests has the meaning given to such term in Section 6.1.2 [Subsidiaries].
PBGC means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Permitted Acquisition has the meaning assigned to such term in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].
Permitted Investments means:
(a)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(b)    repurchase agreements having a duration of not more than sixty (60) days that are collateralized by full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies;
(c)    interests in investment companies registered under the Investment Company Act of 1940, as amended (or in a separate portfolio of such an investment company), that invest primarily in full faith and credit obligations of the United States Government or obligations guaranteed by the United States Government and its agencies and repurchase agreements collateralized by such obligations;
(d)    time deposits with any office located in the United States of the Lenders or any other bank or trust company which is organized under the laws of the United States and has combined capital, surplus and undivided profits of not less than $500,000,000.00 or with any bank which is organized other than under the laws of the United States (i) the commercial paper of which is rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's, or if such commercial paper is rated only by Moody's, at least P-1 by Moody's) or (ii) the long term senior debt of which is rated at least AA by Standard & Poor's and Aa2 by Moody's (or, if such debt is rated only by Standard & Poor's, at least AA by Standard & Poor's, or if such debt is rated only by Moody's, at least Aa2 by Moody's);
(e)    commercial paper having a maturity of not more than one year from the date of such investment and rated at least A-1 by Standard & Poor's and P-1 by Moody's (or, if such commercial paper is rated only by Standard & Poor's, at least A-1 by Standard & Poor's or, if such commercial paper is rated only by Moody's, at least P-1 by Moody's);
(f)    instruments held for collection in the ordinary course of business;

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(g)    any equity or debt securities or other form of debt instrument obtained in settlement of debts previously contracted; and
(h)    any Investment arising out of a Permitted Related Business Opportunity.
Permitted Liens means:
(a)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books, and which could not be reasonably expected to result in a Material Adverse Change;
(b)    Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs or retirement benefits legislation;
(c)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or in either case are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person's books and which could not be reasonably expected to result in a Material Adverse Change;
(d)    Any Lien arising out of judgments or awards but only to the extent that the creation of any such Lien shall not be an event or condition which, with or without notice or lapse of time or both, would cause Borrower to be in violation of Section 9.1.6 [Final Judgments or Orders];
(e)    Security interests in favor of lessors of personal property, which property is the subject of a true lease;
(f)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
(g)    Encumbrances consisting of zoning restrictions, easements, rights-of-way or other restrictions on the use of real property and minor defects to title to real property, none of which materially impairs the use of such property or the value thereof;

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(h)    Liens on property leased by the Borrower or any Subsidiary of the Borrower securing obligations of the Borrower or such Subsidiary to the lessor under such leases, so long as to the extent the payments or other amounts due and owing under any such lease constitute Indebtedness, such Indebtedness is either Indebtedness under the Permitted Sale and Leaseback Program or is otherwise permitted under Section 8.2.1(d) [Indebtedness];
(i)    Liens on assets of the Borrower or any Subsidiary under the First Mortgage Indenture described on Part A of Schedule 1.1(P) (other than on any "Excepted Property" of the Borrower or any Subsidiary, as "Excepted Property" is defined in the First Mortgage Indenture on the Closing Date), which Liens presently secure Indebtedness permitted under Section 8.2.1(c) and described on Schedule 8.2.1;
(j)    Purchase Money Security Interests encumbering only the assets so purchased and the proceeds thereof, and securing only Indebtedness incurred to acquire such assets to the extent such Indebtedness is permitted under Section 8.2.1(d);
(k)    Liens on any property or asset of an Acquired Person so long as: (i) such Liens secure Indebtedness of the Acquired Person and such Indebtedness and such Liens on property or assets of the Acquired Person existed prior to the consummation of the Permitted Acquisition and were not created in contemplation of or in connection with such acquisition, (ii) such Liens apply solely to the assets of the Acquired Person and do not apply to any asset of the Borrower or any Subsidiary of the Borrower, and (iii) such Indebtedness is permitted under Section 8.2.1(d);
(l)    Liens (other than those described in clause (i) above) described on Part B of Schedule 1.1(P);
(m)    Liens in the form of pledges by the Borrower of the First Mortgage Bonds issued under the First Mortgage Indenture which secure net principal Indebtedness permitted under Section 8.2.1(c) and described on Schedule 8.2.1;
(n)    Liens on assets of the Borrower or any Subsidiary (other than on any "Excepted Property" of the Borrower or any Subsidiary, as "Excepted Property" is defined in the First Mortgage Indenture or, if such concept is included therein, a New Mortgage Indenture), granted after the Closing Date, which Liens secure additional Indebtedness (including, without limitation, Indebtedness incurred or to be incurred under the First Mortgage Indenture or a New Mortgage Indenture) permitted under Section 8.2.1(d) (for the avoidance of doubt, the foregoing permits Liens on assets of the Borrower or any Subsidiary under a New Mortgage Indenture prior to the issuance of Indebtedness thereunder); and
(o)    Liens in the form of pledges by the Borrower or any Subsidiary of the First Mortgage Bonds issued under the First Mortgage Indenture or New Mortgage Bonds issued under the New Mortgage Indenture, which Liens secure Indebtedness permitted under Section 8.2.1(d).

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Permitted Related Business Opportunity means any transaction with another Person (other than any Inactive Subsidiary of Parent) involving business activities or assets reasonably related or complementary to the business of the Borrower and its Subsidiaries as conducted on the Closing Date or as may be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business; Joint Ventures], including, without limitation, the management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, the access to gas and energy transmission lines, distribution and delivery of gas and other forms of energy, and business initiatives for the conservation and efficiency of gas and energy.
Permitted Sale and Leaseback Program means the sale and leaseback of gas meters by the Borrower, consistent with its existing sale and leaseback program, in an aggregate amount in each fiscal year not to exceed $12,000,000.00.
Permitted Transferee means, as of any date of determination, any of the following with respect to any then current officer or director of the Parent: (a) such Person's spouse, lineal descendants or lineal descendants of such Person's spouse, (b) any charitable corporation or trust established by such officer or director or by any Person described in the immediately preceding clause (a), (c) any trust (or in the case of a minor, a custodial account under a Uniform Gifts or Transfers to Minors Act) of which the beneficiary or beneficiaries are one or more Persons described in the immediately preceding clauses (a) or (b), or (d) any executor or administrator upon the death of such officer or director or the death of any Person described in the immediately preceding clauses (a) or (b).
Person means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
Plan means an "employee pension benefit plan," within the meaning of Section (3)(2) of ERISA (not including a Multiple Employer Plan or a Multiemployer Plan), which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (b) solely for purposes of Section 6.1.19 [Plans and Benefit Arrangements], has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
PNC Bank means PNC Bank, National Association, its successors and assigns.
Potential Default means any event or condition which with notice, passage of time, or both, would constitute an Event of Default.
Principal Office means the main banking office of the Agent in Pittsburgh, Pennsylvania.

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Prohibited Transaction means any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
Property means all real property, both owned and leased, of the Borrower or any Subsidiary of the Borrower.
Published Rate means the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Agent).
Purchase Money Security Interest means Liens upon tangible personal property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or such Subsidiary for the purchase of such tangible personal property.
Purchasing Lender means a Lender which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.
Ratable Share means the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.12 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" means the percentage of the aggregate Commitments (disregarding any Defaulting Lender's Commitment) represented by such Lender's Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.
Recipient means (a) the Agent, (b) any Lender and (c) the Issuing Lender, as applicable.
Register shall have the meaning assigned to such term in Section 11.11.3 [Register].
Regulated Substances means, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance", or any other substance, material or waste, regardless of its form or nature, which is regulated, controlled or governed by Environmental Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated, controlled or governed by Environmental Laws, including without limitation, petroleum and

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petroleum products (including crude oil and any fractions thereof), natural gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenlys, mercury, radon and radioactive materials.
Regulation U means Regulations U, T, G, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.
Reimbursement Obligation has the meaning assigned to such term in Section 2.9.3.2.
Related Note Purchase Agreement means a note purchase agreement to which the Borrower or any Subsidiary is a party, under which the Borrower or any Subsidiary has issued promissory notes, and as to which First Mortgage Bonds or New Mortgage Bonds issued under the First Mortgage Indenture or a New Mortgage Indenture, as applicable, are pledged as collateral security to secure the Borrower’s or any Subsidiary’s obligations under such note purchase agreement.
Related Parties has the meaning given to such term in Section 10.6 [Resignation of Agent].
Relevant Interbank Market means the London interbank market or other applicable offshore interbank market.
Remedial Action means any investigation, identification, characterization, delineation, cleanup, removal, remediation, containment, control or abatement of or other response actions to Regulated Substances and any closure or post-closure measures associated therewith.
Reportable Compliance Event means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
Reportable Event means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan, Multiple Employer Plan which is covered under Title IV of ERISA or subject to the minimum funding standards under Section 412 or 430 of the Internal Revenue Code, or Multiemployer Plan.
Required Lenders means:
(a)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
(b)    If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having 51% or more of the aggregate amount of the Revolving Credit

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Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).
Required Share has the meaning assigned to such term in Section 5.10 [Settlement Date Procedures].
Revolving Credit Commitment means, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter as determined by the Agent after giving effect to each applicable Assignment and Assumption Agreement executed by such Lender and delivered to the Agent, and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders.
Revolving Credit Loans means collectively and Revolving Credit Loan means separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1.1 [Revolving Credit Loans] or Section 2.9.3 [Disbursements, Reimbursements].
Revolving Credit Note means any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Lender pursuant to Section 5.9 [Notes] evidencing the Revolving Credit Loans to such Lender, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Revolving Facility Usage means at any time the sum of the Revolving Credit Loans outstanding, the Swing Loans outstanding and the Letter of Credit Obligations.
Sanctioned Country means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
Sanctioned Person means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
SEC means the Securities and Exchange Commission or any governmental agencies substituted therefor.
SEC Filing means the Parent's Form 10‑K, filed with the SEC for the fiscal year ended September 30, 2013.
Settlement Date has the meaning given to such term in Section 2.5 [Swing Loan Requests].

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Solvent means, with respect to any Person on a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities as they mature in the normal course of business, and (b) such Person has not incurred debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature.
Standard & Poor's means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
Standby Letter of Credit means a Letter of Credit issued to support obligations of the Borrower, contingent or otherwise, which finances the working capital and business needs of the Borrower incurred in the ordinary course of its business, but excluding any Letter of Credit under which the stated amount of such Letter of Credit increases automatically over time and excluding Commercial Letters of Credit.
Subsidiary of any Person at any time means (a) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (b) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (c) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (d) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.
Subsidiary Shares has the meaning assigned to such term in Section 6.1.2 [Subsidiaries].
Swap means any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
Swap Obligation means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge.
Swing Loan Commitment means PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $30,000,000.00.

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Swing Loan Interest Rate means as to each Swing Loan the rate of interest quoted by PNC Bank applicable thereto and accepted by the Borrower with respect to such Swing Loan.
Swing Loan Note means the Swing Loan Note of the Borrower in the form of Exhibit 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
Swing Loan Request means a request for Swing Loans made in accordance with Section 2.5 [Swing Loan Requests] hereof.
Swing Loans means collectively and Swing Loan means separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.
Taxes means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
Transferor Lender means the selling Lender pursuant to an Assignment and Assumption Agreement.
USA Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Borrower means a Borrower that is a U.S. Person.
U.S. Person means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Internal Revenue Code.
U.S. Tax Compliance Certificate has the meaning assigned to such term in Section 5.8.7 [Status of Lenders].
Website Posting has the meaning given to such term in Section 11.6 [Notices; Lending Offices].
Withholding Agent means any Loan Party and the Agent.
1.2    Construction.
Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:
1.2.1    Number; Inclusion.

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References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or" and "including" has the meaning represented by the phrase "including without limitation".
1.2.2    Determination.
References to "determination" of or by the Agent or the Lenders shall be deemed to include good-faith estimates by the Agent or the Lenders (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Lenders (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error.
1.2.3    Agent's Discretion and Consent.
Whenever the Agent or the Lenders are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith.
1.2.4    Documents Taken as a Whole.
The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.
1.2.5    Headings.
The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.
1.2.6    Implied References to this Agreement.
Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified.
1.2.7    Persons.
Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity.
1.2.8    Modifications to Documents.
Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument

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means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.
1.2.9    From, To and Through.
Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including".
1.2.10    Shall; Will.
References to "shall" and "will" are intended to have the same meaning.
1.3    Accounting Principles; Changes in GAAP.
Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8 [Accuracy of Financial Statements]. Notwithstanding the foregoing, if the Borrower notifies the Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Borrower's compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Borrower shall provide to the Agent, when it delivers its financial statements pursuant to Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Agent.
2.    REVOLVING CREDIT AND SWING LOAN FACILITIES

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2.1    Commitments.
2.1.1    Revolving Credit Loans.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars at any time or from time to time on or after the date hereof to, but not including, the Expiration Date, provided that, after giving effect to each such Revolving Credit Loan the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment minus such Lender's Ratable Share of the amount of (a) Letter of Credit Obligations and (b) outstanding Swing Loans; and provided further that the Revolving Facility Usage at any time shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.1. The outstanding principal amount of all Revolving Credit Loans, together with accrued interest thereon, shall be due and payable on the Expiration Date.
2.1.2    Swing Loan Commitment.
Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC Bank may at its discretion make Swing Loans to the Borrower in Dollars at the Borrower's request as hereinafter provided, from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount of up to but not in excess of the Swing Loan Commitment, provided that the Revolving Facility Usage at any time (after giving effect to any requested Swing Loan) shall not exceed the Revolving Credit Commitments of all the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2. The outstanding principal amount of all Swing Loans, together with accrued interest thereon, shall be due and payable on the earlier of the Settlement Date applicable thereto or the Expiration Date.
2.2    Nature of Lenders' Obligations with Respect to Revolving Credit Loans.
Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the amount of Letter of Credit Obligations and outstanding Swing Loans. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3    Commitment Fee.

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Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent in Dollars for the account of each Lender, as consideration for such Lender's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee"), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis at the Applicable Commitment Fee Rate from time to time on the average daily difference between the amount of (a) such Lender's Revolving Credit Commitment as the same may be constituted from time to time and (b) the principal amount of such Lender's Ratable Share of Revolving Facility Usage (provided, however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC Bank shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC Bank, such portion of the Commitment Fee shall be calculated (according to each such Lender's Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans), in each case, as determined for the immediately preceding fiscal quarter (or shorter period commencing with the Closing Date or ending with the Expiration Date); provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender is a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender is a Defaulting Lender. All Commitment Fees shall be payable quarterly in arrears on the first day of each January, April, July and October for the immediately preceding quarter, the date of each reduction of the Revolving Credit Commitments, and on the Expiration Date or upon acceleration of the Notes. For purposes of this computation, PNC Bank's outstanding Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment.
2.4    Revolving Credit Loan Requests.
Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (a) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the date of conversion to or the renewal of the LIBOR Rate Option for any such Loans; and (b) on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a Loan Request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.4 or a Loan Request by telephone immediately confirmed in writing by letter, facsimile or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual purports to be an Authorized Officer. Each Loan Request shall be irrevocable and shall specify

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(i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, the amount of which shall be in integral multiples of $1,000,000.00 and not less than $3,000,000.00 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000.00 and in integral multiples of $100,000.00 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii)  whether the LIBOR Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBOR Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.
2.5    Swing Loan Requests.
Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make a Swing Loan by delivery to PNC Bank, not later than 12:00 noon Pittsburgh time, on the proposed Borrowing Date of a request therefor duly completed by an Authorized Officer substantially in the form of Exhibit 2.5. hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex, it being understood that PNC Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual purports to be an Authorized Officer. Each Swing Loan Request shall be irrevocable and shall specify (a) the proposed Borrowing Date, (b)  the term of the proposed Swing Loan, which shall be no less than one day and no longer than fourteen (14) days (such date, together with any earlier date on which PNC Bank makes demand for repayment thereof, the "Settlement Date"), and (c) the principal amount of such Swing Loan, which shall not be less than $250,000.00 and shall be an integral multiple of $100,000.00. Each Swing Loan shall be payable on demand, and, if no demand is made therefor, on the applicable Settlement Date.
2.6    Making Revolving Credit Loans and Swing Loans.
2.6.1    Making Revolving Credit Loans.
Promptly after receipt by the Agent of a Loan Request for or with respect to Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests], the Agent shall notify the Lenders with Revolving Credit Commitments of its receipt of such Loan Request specifying: (a) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (b) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (c) the apportionment among the Lenders of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Lenders' Obligations With Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, provided that if any Lender fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on

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such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Agent].
2.6.2    Presumptions by the Agent.
Unless the Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Agent such Lender's share of such Loan, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Agent, then the amount so paid shall constitute such Lender's Loan. Any prepayment by the Borrower that shall duplicate a payment by such Lender shall be promptly returned to the Borrower in immediately available funds or otherwise as shall be determined by the Borrower and Agent. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.
2.6.3    Making Swing Loans.
So long as PNC Bank elects to make Swing Loans, after receipt by it of a Swing Loan Request pursuant to Section 2.5 [Swing Loan Requests], PNC Bank shall fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date. Each Swing Loan shall bear interest at the Swing Loan Interest Rate applicable thereto for the account of PNC Bank only.
2.7    Swing Loan Note.
The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as Exhibit 1.1(S) payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.
2.8    Use of Proceeds.
The proceeds of the Loans shall be used by the Borrower for general corporate purposes of the Borrower and in accordance with Section 8.1.10 [Use of Proceeds].
2.9    Letter of Credit Subfacility.

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2.9.1    Issuance of Letters of Credit.
The Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself by delivering to the Agent an application and agreement for letters of credit in such form as the Agent may specify, duly completed by an Authorized Officer from time to time by no later than 10:00 a.m., Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit) and shall be denominated in Dollars. Subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Agent or any of the Agent's Affiliates will issue a Letter of Credit provided that each Letter of Credit shall (a) have a maximum maturity of twelve (12) months from the date of issuance, and (b) in no event expire later than ten (10) Business Days prior to the Expiration Date; and, provided, further, that in no event shall the Revolving Facility Usage, after giving effect to such Letter of Credit, exceed, at any one time, the Revolving Credit Commitments; and provided, further, that at no time shall the Letter of Credit Obligations (after giving effect to all Letters of Credit being requested) exceed the Letter of Credit Sublimit. Schedule 2.9.1 sets forth letters of credit issued by PNC Bank, National Association, as administrative agent, under the Existing Agreement, which are outstanding as of the Closing Date (the "Existing Letters of Credit"). It is expressly agreed that the Existing Letters of Credit are Letters of Credit under this Agreement.
The Borrower shall not be entitled to the issuance, amendment or extension of any Letter of Credit if at such time the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit] are not satisfied.
2.9.2    Letter of Credit Fees.
The Borrower shall pay (a) to the Agent for the ratable account of the Lenders a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate then in effect (computed on the basis of a year of 360 days and actual days elapsed) per annum, and (b) to the Agent for the account of the Issuing Lender a fronting fee equal to 0.10% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average amount of the Letter of Credit Obligations and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Issuing Lender's sole account customary fees and administrative expenses then in effect payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.9.3    Disbursements, Reimbursement.
2.9.3.1    Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount

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equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.9.3.2    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit, or if paid after 12:00 noon, Pittsburgh time, on the immediately following Business Day (each such date on which the Borrower is obligated to make such payment, a "Drawing Date") in an amount equal to the amount so paid by the Agent plus interest at the Base Rate Option for each day, if any, from the date a draw is made under a Letter of Credit through the Drawing Date. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit] other than any notice requirements. Any notice given by the Agent pursuant to this Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.9.3.3    Each Lender shall upon any notice pursuant to Section 2.9.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Agent the amount of such Lender's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (a) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (b) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth (4th) day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.3, provided, however, interest shall not accrue on any Lender's obligation to make a payment under this Section 2.9.3.3, until such Lender has received notice of the Drawing Date from the Agent.
2.9.3.4    With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 [Each Additional Loan or Letter of Credit] other than any

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notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender's payment to the Agent pursuant to Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (to the extent this Section in applicable) and shall constitute a "Participation Advance" from such Lender in satisfaction of its participation obligation under this Section 2.9.3.
2.9.4    Repayment of Participation Advances.
2.9.4.1    Upon (and only upon) receipt by the Agent for its account of immediately available funds from the Borrower (a) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Agent, or (b) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Lender, in the same funds as those received by the Agent, the amount of such Lender's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.
2.9.4.2    If the Agent is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, on demand of the Agent each Lender shall forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
2.9.5    Documentation.
The Borrower agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error and/or mistakes, whether of omission or commission, in following the Borrower's written instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto, provided that the Borrower agrees that all instructions provided to the Agent by the Borrower with respect to any Letter of Credit shall be provided in writing.
2.9.6    Determinations to Honor Drawing Requests.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the

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documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
2.9.7    Nature of Participation and Reimbursement Obligations.
Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursements], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
(a)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent or any of its Affiliates, the Borrower or any other Person for any reason whatsoever;
(b)     the failure of the Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions applicable to Revolving Credit Loans set forth in Sections 2.1.1 [Revolving Credit Loans], 2.4 [Revolving Credit Loan Requests], 2.6.1 [Making Revolving Credit Loans], 2.6.3 [Making Swing Loans] or 7.2 [Each Additional Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3;
(c)    any lack of validity or enforceability of any Letter of Credit;
(d)    any claim of breach of warranty that might be made by the Borrower or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which the Borrower or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Agent or its Affiliates or any Lender or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or any Subsidiaries of the Borrower and the beneficiary for which any Letter of Credit was procured);
(e)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if the Agent or any of the Agent's Affiliates has been notified thereof;

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(f)    payment by the Agent or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(g)    the solvency of, or any acts of omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(h)    any failure by the Agent or any of Agent's Affiliates to issue any Letter of Credit in the form requested by the Borrower, unless the Agent has received written notice from the Borrower of such failure within three (3) Business Days after the Agent shall have furnished the Borrower a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(i)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or any Subsidiaries of the Borrower;
(j)    any breach of this Agreement or any other Loan Document by any party thereto;
(k)    the occurrence or continuance of an Insolvency Proceeding with respect to the Borrower;
(l)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(m)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(n)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Notwithstanding the foregoing, no Lender shall be required to make a Revolving Credit Advance or a Participation Advance in excess of its Revolving Credit Commitment minus its Ratable Share of any Letter of Credit Obligations.
2.9.8    Indemnity.
In addition to amounts payable as provided in Section 11.3 [Expenses; Indemnity; Damage Waiver], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and any of Agent's Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, out-of-pocket expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent's Affiliates may incur or be subject to as a consequence of the issuance of any Letter of

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Credit, other than as a result of (a) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. For the avoidance of doubt, this Section 2.9.8 [Indemnity] shall not apply to Taxes, the indemnity for which is governed by Section 5.8 [Taxes].
2.9.9    Liability for Acts and Omissions.
As between the Borrower and the Agent, or the Agent's Affiliates, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for any of the following including any losses or damages to the Borrower or other Person or property relating therefrom: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or the Agent's Affiliates shall have been notified thereof); (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any such transferee; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (h) any consequences arising from causes beyond the control of the Agent or the Agent's Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or the Agent's Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (a) through (h) of such sentence. In no event shall the Agent or the Agent's Affiliates be liable to the Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Agent or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of

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Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Agent or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject to such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent or the Agent's Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or the Agent's Affiliates under any resulting liability to the Borrower or any Lender.
2.10    Borrowings to Repay Swing Loans.
PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and, unless the Borrower makes such repayment from sources other than a Revolving Credit Loan, each Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus such Lender's Ratable Share of the amount of the Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.10 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4 [Revolving Credit Loan Requests] or Section 7.2 [Each Additional Loan or Letter of Credit] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Business Day next after the date the Lenders receive such notice from PNC Bank.

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2.11    Right to Increase Commitments.
Provided that there is no Event of Default or Potential Default, if the Borrower wishes to increase the Revolving Credit Commitments, the Borrower shall notify the Agent thereof, provided that any such increase shall be in a minimum of $15,000,000.00 and the aggregate of all such increases in the Revolving Credit Commitments shall not exceed $50,000,000.00 from and after the Closing Date. Each Lender shall have the right at any time within fifteen (15) days following such notice to increase its respective Revolving Credit Commitment so as to provide such added commitment pro rata in accordance with such Lender's Ratable Share, and any portion of such requested increase that is not provided by any Lender shall: (a) first be available to the other Lenders pro rata in accordance with their Ratable Share, (b) next be available to the other Lenders in such a manner as the Borrower, the Agent and those Lenders shall agree, and (c) thereafter, to the extent not provided by the Lenders, to any additional bank proposed by the Borrower, which is approved by the Agent (which approval shall not be unreasonably withheld) and that becomes a party to this Agreement pursuant to Section 11.11 [Successors and Assigns]. In the event of any such increase in the aggregate Revolving Credit Commitments effected pursuant to the terms of this Section 2.11, which results in a change in the Ratable Share of any Lender, then on the effective date of any increase (i) the Borrower shall repay all Loans then outstanding, subject to the Borrower's indemnity obligations set forth in Section 5.6.5 [Indemnity], provided that the Borrower may borrow new Loans on such date, with each Lender participating in such new Loans in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section, and (ii) each Lender will be deemed to have purchased a participation interest in all Letter of Credit Obligations and in all Swing Loans equal to its Ratable Share after giving effect to the increase in Revolving Credit Commitments contemplated by this Section. In the event of any such increase in Revolving Credit Commitments pursuant to this Section, new Notes shall, to the extent necessary, be executed and delivered by the Borrower in exchange for the surrender of the existing Notes and the Agent shall amend Schedule 1.1(B) to reflect such increase in Commitments. No Lender shall have any obligation to increase its Revolving Credit Commitment pursuant to this Section.
2.12    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fee];
(ii)    the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment,

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waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(iii)    if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(a)    all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) such reallocation does not cause the sum of the Revolving Credit Loans made by such Lender plus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations to exceed such non-Defaulting Lender's Commitment, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;
(b)    if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Agent for so long as such Letter of Credit Obligations are outstanding; provided, however, that if the Borrower elects to replace the applicable Defaulting Lender under Section 5.4.2 [Replacement of a Lender], the Borrower shall be given a ten (10) Business Day grace period before being required to take the steps required in this clause (b) (and upon successful replacement of such Defaulting Lender with a non-Defaulting Lender, the Borrower shall not be required to take such steps);
(c)    the Borrower shall not be required to pay any fees to any Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations during the period such Defaulting Lender remains a Defaulting Lender;
(d)    if the Letter of Credit Obligations of the Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with each non-Defaulting Lenders' Ratable Share; and
(e)    if all or any portion of such Defaulting Lender's Letter of Credit Obligations are not reallocated pursuant to clause (a) above, and such Defaulting Lender is not replaced pursuant to Section 5.4.2 [Replacement of a Lender], then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender's Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated or such Defaulting Lender is replaced; and

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(iv)    so long as such Lender is a Defaulting Lender, PNC Bank shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Defaulting Lender's then outstanding Letter of Credit Obligations has been 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral provided by the Borrower in accordance with Section 2.12(iii), or the applicable Defaulting Lender has been replaced pursuant to Section 5.4.2 [Replacement of a Lender], and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit can (and shall, if they can) be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(iii)(a) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC Bank or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC Bank shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC Bank or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC Bank or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Agent, the Borrower, PNC Bank and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender's Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share; provided, however, that, without limiting the foregoing, in the event the Borrower shall have advised the Agent that it is in the process of replacing the applicable Defaulting Lender pursuant to Section 5.4.2 [Replacement of a Lender] and as long as the Borrower shall diligently pursue such replacement, the fact that the applicable Defaulting Lender shall have remedied all such matters shall not, in and of itself, make such Defaulting Lender a non-Defaulting Lender for purposes of this Agreement.
2.13    Release of Cash Collateral.
Cash collateral provided by the Borrower pursuant to Section 2.12(b) above shall no longer be required to be held as cash collateral pursuant to this Agreement following (a) the elimination of the fronting exposure of the Issuing Lender giving rise to the requirement that cash collateral be provided pursuant to Section 2.12(b) (i.e., by the termination of Defaulting Lender status of the applicable Lender, replacement of such Lender with a non-Defaulting Lender who has assumed such Defaulting Lender's obligations in respect thereof, or termination of the circumstances preventing a full reallocation of such fronting exposure among the non-Defaulting Lenders as described in Section 2.12(a) above), or (b) the determination by the Agent

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and Issuing Lender that there exists excess cash collateral; provided, however that, subject to Section 2.12 [Defaulting Lenders], the Borrower and Issuing Lender may agree that such cash collateral shall be held to support future anticipated fronting exposure or other obligations.
3.    INTENTIONALLY OMITTED
4.    INTEREST RATES
4.1    Interest Rate Options.
The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans, and provided further that only the Swing Loan Interest Rate shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate. Notwithstanding anything to the contrary set forth herein, if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.6.5 [Indemnity] in connection with such conversion.
4.1.1    Revolving Credit Interest Rate Options.
The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provision above regarding Swing Loans):
(a)    Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate and/or the Applicable Margin; or
(b)    LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin, such interest rate to change automatically from time to time as of the effective date of each change in the Applicable Margin.

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Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, no Loan may be made, converted to or renewed under any LIBOR Rate Option.
4.1.2    Rate Quotations.
The Borrower may call the Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the interest rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.1.3    Change in Fees or Interest Rates.
If the Applicable Margin, Applicable Letter of Credit Fee Rate or Applicable Commitment Fee Rate is increased or reduced with respect to any period for which the Borrower has already paid interest, the Commitment Fee, or the Letter of Credit Fee, the Agent shall recalculate the additional interest, Commitment Fee, or Letter of Credit Fee due from or to the Borrower and shall, within fifteen (15) Business Days after the Borrower notifies the Agent of such increase or decrease, give the Borrower and the Lenders notice of such recalculation.
4.1.3.1    Any additional interest, Commitment Fee, or Letter of Credit Fee due from the Borrower shall be paid to the Agent for the account of the Lenders on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest, Commitment Fee, or Letter of Credit Fee shall be paid promptly after receipt of written request for payment from the Agent.
4.1.3.2    Any interest, Commitment Fee, or Letter of Credit Fee refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid and the Lenders are no longer committed to lend under this Agreement, the Lenders shall pay the Agent for the account of the Borrower such interest, Commitment Fee, or Letter of Credit Fee refund not later than five Business Days after written notice from the Agent to the Lenders.
4.2    Interest Periods.
At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Agent thereof by delivering a Loan Request at least three (3) Business Days prior to the effective date of such Interest Rate Option. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:
4.2.1    Amount of Borrowing Tranche.

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The amount of each Borrowing Tranche of Loans to which a LIBOR Rate Option applies shall be in integral multiples of $1,000,000.00 and not less than $3,000,000.00;
4.2.2    Renewals.
In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3    Interest After Default.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Agent or upon written demand by the Required Lenders to the Agent:
4.3.1    Letter of Credit Fees, Interest Rate.
The Letter of Credit Fee and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and
4.3.2    Other Obligations.
Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.
4.3.3    Acknowledgment.
The Borrower acknowledges that the increase in rates referred to in this Section 4.3 [Interest After Default] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Agent.
4.4    LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
4.4.1    Unascertainable.
If on any date on which a LIBOR Rate would otherwise be determined with respect to Loans, the Agent shall have determined that:
(a)    adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

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(b)    a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, then the Agent shall have the rights specified in Section 4.4.3 [The Agent's and Lenders' Rights].
4.4.2    Illegality; Increased Costs; Deposits Not Available.
If at any time any Lender shall have determined that:
(a)    the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made unlawful or materially impracticable by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
(b)    such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan in a material respect, or
(c)    after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 4.4.3 [The Agent's and Lenders' Rights].
4.4.3    The Agent's and Lenders' Rights.
In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (a) the Lenders, in the case of such notice given by the Agent, or (b) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Lender shall have later notified the Agent, of the Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the LIBOR Rate Option. If any Lender notifies the Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.5 [Indemnity], as to any Loan of the Lender to

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which a LIBOR Rate Option applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or (ii) prepay such Loan in accordance with Section 5.4.1 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5    Selection of Interest Rate Options.
If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.
5.    PAYMENTS
5.1    Payments.
All payments and prepayments to be made in respect of principal, interest, Commitment Fee, Letter of Credit Fees, Agent's Fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans, for the account of the Issuing Lender with respect to Letters of Credit (except for the Letter of Credit Fee, which shall be payable to the Agent for the account of the Lenders as provided herein), and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans and the Letter of Credit Fee, and in immediately available funds, and the Agent shall promptly distribute such amounts to the Lenders in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Agent, the Agent shall pay the Lenders the Federal Funds Effective Rate, with respect to the amount of such payments for each day held by the Agent and not distributed to the Lenders. The Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."
5.2    Pro Rata Treatment of Lenders; Sharing of Payments; Agent's Presumptions.
5.2.1    Pro Rata Treatment of Lenders.
Each borrowing of Loans shall be allocated to each Lender according to its Ratable Share and each selection of, conversion to or renewal of any Interest Rate Option applicable to the Loans and each payment or prepayment by the Borrower with respect to

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principal or interest on the Loans or Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fees and fees and interest paid solely for the account of the Issuing Lender or PNC Bank as the Lender of Swing Loans) or amounts due from the Borrower hereunder to the Lenders with respect to the Loans shall (except as otherwise may be provided with respect to a Defaulting Lender and as provided in Section 4.4.3 [The Agent's and Lenders' Rights] in the case of an event specified in Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.4.2 [Replacement of a Lender] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Lender and, if no such Loans are then outstanding, in proportion to the Ratable Share. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.
5.2.2    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Ratable Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of the Loan Documents or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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5.2.3    Presumptions by the Agent.
Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
5.3    Interest Payment Dates.
Interest on Swing Loans and on Loans to which the Base Rate Option applies shall be due and payable quarterly in arrears on the first day of each January, April, July and October after the date hereof and on the Expiration Date, or upon acceleration of the Loans. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period, and upon the Expiration Date or upon acceleration of the Loans. Interest payable under Section 4.3 [Interest After Default] shall be payable on demand.
5.4    Prepayments.
5.4.1    Voluntary Prepayments.
The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 [Replacement of a Lender] below or in Section 5.6 [Additional Compensation in Certain Circumstances]):
(a)     at any time with respect to Swing Loans or with respect to any Loan to which the Base Rate Option applies,
(b)    on the last day of the applicable Interest Period with respect to Loans to which a LIBOR Rate Option applies, or
(c)    on the date specified in a notice by any Lender pursuant to Section 4.4 [LIBOR Rate Unascertainable, Etc.] with respect to any Loan to which a LIBOR Rate Option applies.
Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m., Pittsburgh time, at least one (1) Business

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Day prior to the date of prepayment of the Revolving Credit Loans or no later than 2:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:
(i)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(ii)    a statement indicating the application of the prepayment among the Revolving Credit Loans and Swing Loans;
(iii)    the total principal amount of such prepayment, which, with respect to Loans to which the Base Rate Option applies shall not be less than $500,000.00 for any Revolving Credit Loan, unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan, and which, with respect to Swing Loans, shall be the total amount thereof, and
(iv)    the total principal amount of such prepayment, which, with respect to Loans to which the LIBOR Rate Option applies, shall not be less than $1,000,000.00 for any Revolving Credit Loan, unless such repayment is of the total amount outstanding with regard to such Revolving Credit Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Lender's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (A) first to Swing Loans and second to Revolving Credit Loans; and (B) after giving effect to the allocations in clause (A) above and in the preceding sentence, first to Loans to which the Swing Loan Interest Rate applies, second to Loans to which the Base Rate Option applies, and then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Lenders under Section 5.6.5 [Indemnity].
5.4.2    Replacement of a Lender.
In the event any Lender (a) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (b) requests compensation under Section 5.6.1 [Increased Costs Generally] or requires the Borrower to pay or withhold any Indemnified Taxes or additional amount to any Lender or Official Body for the account of any Lender pursuant to Section 5.8 [Taxes], (c) is a Defaulting Lender, (d) becomes subject to the control of an Official Body (other than normal and customary supervision), or (e) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.11 [Successors and Assigns]), all of its interests, rights

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(other than existing rights to payments pursuant to Section 5.6.1 [Increased Costs Generally] or 5.8 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Agent the assignment fee specified in Section 11.11 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.6.5 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.6.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.8 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding the foregoing, the Agent may only be replaced in accordance with Section 10.6 [Resignation of Agent].
5.4.3    Change of Lending Office.
Each Lender agrees that prior to giving notice to any claim for increased costs, indemnification or other special payments under Section 4.4.2 [Illegality, Etc.], 5.6.1 [Increased Costs Generally] or Section 5.8 [Taxes] with respect to such Lender, it will have initiated reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or the rights of the Agent or any Lender provided in this Agreement.
5.5    Voluntary Commitment Reductions.
The Borrower shall have the right, upon not less than five (5) Business Days' written irrevocable notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of Exhibit 5.5 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $5,000,000.00

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or an integral multiple thereof, unless the Commitments are reduced to zero and this Agreement is terminated; provided, that the Revolving Credit Commitments may not be reduced below the aggregate principal amount of the Revolving Facility Usage. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Lenders.
5.6    Additional Compensation in Certain Circumstances.
5.6.1    Increased Costs Generally.
If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
5.6.2    Capital Requirements.
If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the

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Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.
5.6.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.
A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 5.6.1 [Increased Costs Generally] or 5.6.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.6.4    Delay in Requests.
Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.6.5    Indemnity.
Borrower shall indemnify each Lender against all direct liabilities, losses or expenses (including any loss or expense incurred in connection with the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract but excluding Taxes, which are governed by Section 5.8 [Taxes]) which such Lender actually sustains or incurs as a consequence of any:
(a)    payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

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(b)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests], Section 2.5 [Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to voluntary prepayments under Section 5.4.1 [Voluntary Prepayments] or notice relating to voluntary Commitment reductions under Section 5.5 [Voluntary Commitment Reductions],
(c)    default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Loans, Letter of Credit Fees or Commitment Fees or any other amount due hereunder, or
(d)    the assignment of any Loan to which a LIBOR Rate Option applies, as a result of the Borrower's exercise of its rights to replace a Lender under Section 5.4.2 [Replacement of a Lender].
If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender thirty (30) days after such notice is given.
5.7    Interbank Market Presumption.
Except as otherwise expressly provided herein, for all purposes of this Agreement and each Note with respect to any aspects of the LIBOR Rate or any Loan under the LIBOR Rate Option, each Lender and the Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Lender's and the Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 [LIBOR Rate Unascertainable; Etc.] and 5.6 [Additional Compensation in Certain Circumstances] shall be calculated, at each Lender's and Agent's option, as though each Lender and Agent funded its pro rata share of each Borrowing Tranche of Loans under the LIBOR Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the LIBOR Rate applicable to such Loans, whether in fact that is the case.
5.8    Taxes.
5.8.1    Issuing Lender. For purposes of this Section 5.8, the term "Lender" includes the Issuing Lender and the term "applicable Law" includes FATCA.

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5.8.2    Payments Free of Taxes.
Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.8 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.8.3    Payment of Other Taxes by the Borrower.
Without limiting the provisions of Section 5.8.2 [Payments Free of Taxes] above, the Borrower shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
5.8.4    Indemnification by the Borrower.
The Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.8 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.8.5    Indemnification by the Lenders.
Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.11.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and

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apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.5 [Indemnification by the Lenders].
5.8.6    Evidence of Payments.
Within thirty (30) days after the date of any such payment, by any Loan Party to an Official Body pursuant to this Section 5.8 [Taxes], such Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
5.8.7    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.8.7(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
a.    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
b.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

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i.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN (or W-BEN-E, as the case may be) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or W-BEN-E, as the case may be) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
ii.    executed originals of IRS Form W-8ECI;
iii.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 5.8.7(A) to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN (or W-BEN-E, as the case may be); or
iv.    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-BEN-E, as the case may be), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.8.7(B) or Exhibit 5.8.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.8.7(D) on behalf of each such direct and indirect partner;
c.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
d.    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such

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Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
5.8.8    Treatment of Certain Refunds.
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.8 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.8 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.8 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party incurred in connection with obtaining such refund and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.8.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.8.8), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.8.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.8.9    Survival.
Each party's obligations under this Section 5.8 [Taxes] shall survive the resignation of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.9    Notes.
Upon the request of any Lender, the Revolving Credit Loans made by such Lender may be evidenced by a Revolving Credit Note in the form of Exhibit 1.1(R).

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5.10    Settlement Date Procedures.
In order to minimize the transfer of funds between the Lenders and the Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitment] hereof during the period between Settlement Dates. Not later than 11:00 a.m., Pittsburgh time, on each Settlement Date, the Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). Prior to 2:00 p.m., Pittsburgh time, on such Settlement Date, each Lender shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.10 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Sections 2.1.1 [Revolving Credit Loans] and 2.2 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans]. The Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Agent to pay immediately to such Lender its Revolving Credit Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.
6.    REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties.
The Borrower represents and warrants to the Agent and each of the Lenders as follows:
6.1.1    Organization and Qualification.
The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey in the case of the Borrower, or its respective jurisdiction of organization in the case of such Subsidiary. The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. The Borrower and each Subsidiary of the Borrower that is not an Inactive Subsidiary is duly licensed or qualified and in good standing in each jurisdiction where the failure to be so licensed or qualified could reasonably be expected to result in a Material Adverse Change.
6.1.2    Subsidiaries.

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Schedule 6.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company and also indicates if such Subsidiary is an Inactive Subsidiary. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.2.
6.1.3    Power and Authority.
The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
6.1.4    Validity and Binding Effect.
This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of the Borrower on and after its date of delivery thereof, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.
6.1.5    No Conflict.
Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of the Borrower or (b) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower or any of its Subsidiaries is a party or by which it or

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any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any of its Subsidiaries (other than Liens granted under the Loan Documents and other than Permitted Liens).
6.1.6    Litigation.
Except as set forth in the SEC Filing, there are no actions, suits, proceedings or investigations (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official Body which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. None of the Borrower or any Subsidiaries of the Borrower is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be expected to result in any Material Adverse Change.
6.1.7    Title to Properties.
The Borrower and each Subsidiary of the Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens (other than Environmental Complaints which are specifically addressed in Section 6.1.21 [Environmental Matters]) except Permitted Liens, and subject to the terms and conditions of the applicable leases, except where the failure to hold such assets and other rights subject to such terms and conditions could reasonably be expected to result in a Material Adverse Change. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby to the extent that the failure of such leases to be in full force and effect or to have obtained any such consent could reasonably be expected to result in a Material Adverse Change.
6.1.8    Accuracy of Financial Statements.
The Borrower has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended September 30, 2013 and its unaudited consolidated financial statements for and as of the end of the fiscal quarter ended December 31, 2013 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied (subject, in the case of such quarterly financial statements, to normal year-end adjustments and the absence of footnote disclosures). Since September 30, 2013, no Material Adverse Change has occurred.
6.1.9    Use of Proceeds; Margin Stock.
6.1.9.1    General.

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The Borrower intends to use the proceeds of the Loans in accordance with Sections 2.8 [Use of Proceeds] and 8.1.10 [Use of Proceeds].
6.1.9.2    Margin Stock.
Neither the Borrower nor any Subsidiary of the Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any Subsidiary of the Borrower is or will be represented by margin stock.
6.1.10    Full Disclosure.
Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.
6.1.11    Taxes.
All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower on or prior to the Closing Date have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except (a) to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions if any, as shall be required by GAAP shall have been made or (b) to the extent that with respect to taxes (other than any U.S. federal or state income taxes, state taxes on equity or capital or comparable state taxes on income, equity or capital and which are otherwise related to the conduct of business or local real property taxes all of which taxes are subject to the requirements of the immediately preceding clause (a)), fees, assessments or other government charges, the failure to so pay or so contest could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower or any Subsidiary of the Borrower for any period.
6.1.12    Consents and Approvals.

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No material consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower, except as listed on Schedule 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.12.
6.1.13    No Event of Default; Compliance With Instruments.
No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower nor any Subsidiaries of the Borrower is in violation of (a) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (b) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation could reasonably be expected to result in a Material Adverse Change.
6.1.14    Patents, Trademarks, Copyrights, Licenses, Etc.
The Borrower and each Subsidiary of the Borrower owns or has the contractual right to use all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower or such Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Borrower has all necessary State of New Jersey, Board of Public Utilities licenses, permits, franchises and approvals necessary for the conduct of its business and for its entry into, and performance under, the Loan Documents, except where the failure to have such licenses, permits, franchises and approvals could not reasonably be expected to have a Material Adverse Change.
6.1.15    Insurance.
As of the Closing Date, the Borrower is in compliance with the requirements of Section 8.1.3 [Maintenance of Insurance].
6.1.16    Compliance With Laws.
The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21 [Environmental Matters]) in all jurisdictions in which the Borrower or any Subsidiary of the Borrower is presently or will be doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

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6.1.17    Material Contracts; Burdensome Restrictions.
All material contracts relating to the business operations of the Borrower and each Subsidiary of the Borrower, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon the Borrower or such Subsidiary and, to the best of the Borrower's knowledge, each of the other parties thereto in accordance with their respective terms, except to the extent that the failure to be valid, binding and enforceable could reasonably be expected to result in a Material Adverse Change. To the Borrower's knowledge, there is no default with respect to parties other than the Borrower or such Subsidiary under any contract which, when combined with all then existing defaults under all other contracts, could reasonably be expected to result in a Material Adverse Change. None of the Borrower or its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.
6.1.18    Investment Companies.
Neither the Borrower nor any Subsidiaries of the Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." Neither the Borrower nor any Subsidiaries of the Borrower is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.
6.1.19    Plans and Benefit Arrangements.
(a)    The Borrower and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, Multiple Employer Plans and Multiemployer Plans except where any instance of noncompliance could not reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change. The Borrower and all other members of the ERISA Group have made when due any and all material payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto except for any failure that could not reasonably be expected to result in a Material Adverse Change. With respect to each Plan and Multiple Employer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any material liability to the PBGC which has not been paid in the ordinary course, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA except for any failure that could not reasonably be expected to result in a Material Adverse Change. All Plans, Benefit Arrangements and, to the best knowledge of Borrower, Multiple Employer Plans and Multiemployer Plans have been

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administered in all material respects in accordance with their terms and applicable Law except for any failure that could not reasonably be expected to result in a Material Adverse Change.
(b)    No event requiring notice to the PBGC under Section 303(k)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan except for any failure that could not reasonably be expected to result in a Material Adverse Change.
(c)    Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan which could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA which, in either case, could reasonably be expected to result in a Material Adverse Change.
6.1.20    Employment Matters.
The Borrower and each Subsidiary of the Borrower is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to result in a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any Subsidiary of the Borrower which in any case could reasonably be expected to result in a Material Adverse Change.
6.1.21    Environmental Matters.
Except as set forth in the SEC Filing, none of the Borrower or any Subsidiary of the Borrower has received any Environmental Complaint which individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or any Subsidiary of the Borrower, or any of the Properties or, to the Borrower's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Environmental Permits which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws in all jurisdictions in which the Borrower or any of its Subsidiaries is doing business except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. The Borrower holds and its Subsidiaries hold and are operating in compliance with Environmental Permits, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

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6.1.22    Senior Debt Status.
The Obligations of the Borrower under this Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower, except Indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any Subsidiary of the Borrower which secures Indebtedness or other obligations of any Person except for Permitted Liens.
6.1.23    Hedging Contract Policies.
Schedule 6.1.23 is a true and correct copy of Hedging Contract Policies. The Borrower and each Subsidiary of the Borrower is subject to and is in compliance with the Hedging Contract Policies and the Borrower shall, and shall cause each of its Subsidiaries which engages in any Hedging Transaction to continue to comply with the Hedging Contract Policies, to the extent that the failure to comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
6.1.24    Permitted Related Business Opportunities.
The information set forth on Schedule 6.1.24 is true, complete and correct in all material respects and sets forth a list of all of the Investments in Permitted Related Business Opportunities of the Borrower and its Subsidiaries as of the Closing Date and includes, without limitation, the amount and nature of each such Investment, a description of the activities engaged in by the Borrower and its Subsidiaries in connection with such Investment, and a description of the activities engaged in by the Person in which the Investment has been made.
6.1.25    Anti-Terrorism Laws.
(i)     No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
6.2    Continuation of Representations.
The Borrower makes the representations and warranties in this Section 6 on the date hereof, on the Closing Date, and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 7.1 [First Loans and Letters of Credit] and 7.2 [Each Additional Loan or Letter of Credit].
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

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The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.
On the Closing Date:
7.1.1    Officer's Certificate.
The representations and warranties of the Borrower contained in Section 6 [Representations and Warranties] and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof and thereof required to have been performed and complied with on or prior to the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Lender a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower, to each such effect.
7.1.2    Secretary's Certificate.
There shall be delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:
(a)    all action taken by the Borrower in connection with this Agreement and the other Loan Documents;
(b)    the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Lender may conclusively rely; and
(c)    copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business.

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7.1.3    Opinion of Counsel.
There shall be delivered to the Agent for the benefit of each Lender a written opinion of (a) Troutman Sanders LLP, counsel for the Borrower (who may rely on the opinions of such other counsel and Certificates of the Borrower's in-house counsel as may be reasonably acceptable to the Agent), dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.3 (A), and (b) Richard Reich, Assistant General Counsel of NJR Service Corporation, dated the Closing Date and in substantially the form attached hereto as Exhibit 7.1.3 (B).
7.1.4    Legal Details.
All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request. The Agent shall have received this Agreement executed by the Borrower and each Lender.
7.1.5    Payment of Fees.
The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Lenders to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Agent and the Lenders are entitled to be reimbursed.
7.1.6    Consents.
The material consents, if any, required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained, including without limitation all material and necessary consents from the State of New Jersey, Board of Public Utilities.
7.1.7    Officer's Certificate Regarding MACs.
Since September 30, 2013, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of the Borrower; and there shall have been delivered to the Agent for the benefit of each Lender a certificate dated the Closing Date and signed by the Chief Executive Officer, President, Chief Financial Officer or other Authorized Officer of the Borrower to each such effect.
7.1.8    No Violation of Laws.
The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to the Borrower or any of the Lenders.

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7.1.9    No Actions or Proceedings.
No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.
7.1.10    Hedging Contract Policies.
The Borrower shall have delivered to the Agent and each Lender a true and complete copy of the Hedging Contract Policies, and the Hedging Contract Policies shall be reasonably satisfactory in form and substance to each Lender.
7.1.11    Termination of Commitments and Repayment of Outstanding Indebtedness.
The Borrower shall have repaid all obligations, indebtedness, interest fees, expenses and other amounts due and owing under the Existing Agreement, all commitments to lend thereunder shall have been irrevocably terminated and all letters of credit issued thereunder shall have been terminated (except for the Existing Letters of Credit).
7.2    Each Additional Loan or Letter of Credit.
At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: (a) the representations and warranties of the Borrower contained in
Section 6 [Representations and Warranties] (other than the representations and warranties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8 [Accuracy of Financial Statements], and Section 6.1.21 [Environmental Matters]) and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; (b) no Event of Default or Potential Default shall have occurred and be continuing or shall exist; (c) the making of the Loans or issuance of such Letters of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Lenders; and (d) the Borrower shall have delivered to the Agent a duly executed and completed Loan Request, Swing Loan Request, or application for a Letter of Credit as the case may be.
8.    COVENANTS
8.1    Affirmative Covenants.

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The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall comply at all times with the following affirmative covenants:
8.1.1    Preservation of Existence, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (a) where the lack of legal existence of any Subsidiary or the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Change, or (b) as otherwise expressly permitted in Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions]. The Borrower shall maintain all State of New Jersey, Board of Public Utilities licenses, permits, franchises and approvals necessary for the conduct of its business and for its entry into, and performance under, the Loan Documents, except where the failure to have such licenses, permits, franchises and approvals could not reasonably be expected to have a Material Adverse Change.
8.1.2    Payment of Liabilities, Including Taxes, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, (a) file all federal, state, local and other tax returns required to be filed in a timely manner, and (b) duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to file any such returns in a timely manner or discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change.
8.1.3    Maintenance of Insurance.
The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets with reputable and financially sound insurers, including self-insurance to the extent customary, according to prudent business practice in the industry of the Borrower and such Subsidiaries, in amounts sufficient to insure the assets and risks of the Borrower and each of its Subsidiaries in accordance with prudent business practice in the industry of the Borrower and such Subsidiaries.
8.1.4    Maintenance of Properties and Leases.

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The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.
8.1.5    Maintenance of Patents, Trademarks, Etc.
The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could constitute a Material Adverse Change.
8.1.6    Visitation Rights.
The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection, and, except after the occurrence and during the continuance of an Event of Default, any such visit or inspection shall occur during regular business hours. In the event any Lender desires to conduct an audit of the Borrower and/or any one or more of its Subsidiaries, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent, and except after the occurrence and during the continuance of an Event of Default, any such audit (whether by the Agent or any Lender) shall be at the sole cost and expense of the Agent or such Lender, as the case may be.
8.1.7    Keeping of Records and Books of Account.
The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
8.1.8    Plans and Benefit Arrangements.
The Borrower shall, and shall cause each of its Subsidiaries and each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all

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of its Plans and all Plans maintained by any of its Subsidiaries and any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans, except where any such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change.
8.1.9    Compliance With Laws.
The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all material respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, costs associated with the performance of any Remedial Actions, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, obtain, maintain, renew and comply with all Environmental Permits applicable to their respective operations and activities, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to do so would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.
8.1.10    Use of Proceeds.
The Borrower will use the Letters of Credit and the proceeds of the Loans only for general corporate purposes of the Borrower and for working capital of the Borrower (including, without limitation (a) the use of Letters of Credit to support obligations arising in the ordinary course of the business of the Borrower, as such business is permitted to be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business] (b) to support the issuance by the Borrower of short term notes in the commercial paper market and (c) to repay and terminate Indebtedness outstanding under the Existing Agreement). The Borrower shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.
8.1.11    Hedging Contract Policies.
The Borrower and each Subsidiary of the Borrower shall comply with the Hedging Contract Policies if the failures to comply, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
8.2    Negative Covenants.
The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations

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hereunder and termination of the Commitments, the Borrower shall comply with the following negative covenants:
8.2.1    Indebtedness.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(a)     Indebtedness under the Loan Documents;
(b)    [intentionally omitted];
(c)    Indebtedness of the Borrower incurred pursuant to the First Mortgage Indenture and certain loan agreements and promissory notes identified on Schedule 8.2.1 prior to or as of the Closing Date, so long as before and immediately after the Closing Date, the Borrower and its Subsidiaries are in compliance with Section 8.2.12 [Maximum Leverage Ratio]) and no Event of Default would otherwise be caused thereby;
(d)    additional Indebtedness of the Borrower or any Subsidiary incurred after the Closing Date (including, without limitation, additional Indebtedness under the First Mortgage Indenture or the loan agreements and promissory notes identified on Schedule 8.2.1, or under a New Mortgage Indenture), so long as before and immediately after the incurrence of such Indebtedness, the Borrower and its Subsidiaries are in compliance with Section 8.2.12 [Maximum Leverage Ratio]) and no Event of Default would otherwise be caused thereby;
(e)    Indebtedness of the Borrower arising under any Hedging Transaction in accordance with Borrower's Hedging Contract Policies covering a notional amount not to exceed the face amount of outstanding Indebtedness;
(f)    Guaranties of any Subsidiary of the Borrower of obligations of the Borrower arising under any Hedging Transaction;
(g)    Guaranties by the Borrower of various obligations of any of its Subsidiaries in connection with any transaction arising in connection with its ordinary course of business as conducted on the Closing Date or as otherwise permitted to be conducted pursuant to Section 8.2.9 [Continuation of or Change in Business; Joint Ventures]; and
(h)    Guaranties of the Borrower or any Subsidiary of the Borrower of Indebtedness permitted by clauses (c), (d) or (e) of this Section 8.2.1 [Indebtedness].
8.2.2    Liens.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except for Permitted Liens.

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8.2.3    [Intentionally Omitted].
8.2.4    Loans and Investments.
The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing (any of the foregoing being an "Investment"), except:
(a)    trade credit extended on usual and customary terms in the ordinary course of business;
(b)    advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(c)    Investments in New Jersey Natural Gas Charity, Inc.;
(d)    Permitted Investments; and
(e)    any Investment which constitutes a Permitted Acquisition in accordance with Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions].
8.2.5    Liquidations, Mergers, Consolidations, Acquisitions.
The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:
(a)    any such Subsidiary may consolidate or merge into another such Subsidiary which is wholly owned by the Borrower or one or more of such other Subsidiaries,
(b)    any Inactive Subsidiary of the Borrower may dissolve, liquidate or wind-up its affairs or any Inactive Subsidiary of the Borrower may consolidate or merge into: (i) any other Inactive Subsidiary of the Borrower, or (ii) any other Subsidiary of the Borrower which is not an Inactive Subsidiary so long as such Inactive Subsidiary has no liabilities, contingent or otherwise, other than Indebtedness permitted by Section 8.2.1 [Indebtedness], and
(c)    the Borrower may acquire, whether by purchase or by merger, (i) all of the ownership interests of another Person or (ii) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:
(A)     the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Borrower shall use any

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portion of the Loans to fund such Permitted Acquisition, the Borrower also shall have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;
(B)    the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrower or otherwise be compliant with Section 8.2.8 [Continuation of or Change in Business];
(C)    no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
(D)    the Borrower shall demonstrate that it shall be in compliance with the covenant contained in Section 8.2.12 [Maximum Leverage Ratio] after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.5 (the "Acquisition Compliance Certificate") evidencing such compliance; and
(E)    the Borrower shall deliver to the Agent, as soon as available prior to, or in any event within five (5) Business Days after, the consummation of such Permitted Acquisition, such copies of any agreements entered into or proposed to be entered into by the Borrower in connection with such Permitted Acquisition, and shall deliver, as soon as available, to the Agent such other information about such Person or its assets as the Agent or any Lender may reasonably require.
8.2.6    Dispositions of Assets or Subsidiaries.
The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, sell and leaseback, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse, or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except:
(a)    transactions involving the sale of inventory in the ordinary course of business;
(b)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrower's or such Subsidiary's business;

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(c)    any sale, transfer or lease of assets by any Subsidiary of the Borrower to the Borrower;
(d)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased;
(e)    any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (a) through (d) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate net book value of all assets so sold by the Borrower and its Subsidiaries shall not exceed in any fiscal year five (5%) of the consolidated total assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP;
(f)    any issuance of shares of the capital stock of the Borrower to the Parent;
(g)    any sale, transfer or lease of assets of any Inactive Subsidiary of the Borrower; and
(h)    gas meter sale and leaseback transactions under the Permitted Sale and Leaseback Program.
8.2.7    Affiliate Transactions.
Except for any Permitted Related Business Opportunities as previously disclosed to the Agent and each of the Lenders, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or any of its Subsidiaries or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.
8.2.8    Subsidiaries as Guarantors. Except as provided in Section 8.2.4 [Loans and Investments] and Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions], the Borrower shall not, and shall not permit any of its Subsidiaries to, without the Required Lenders' consent (which shall not be unreasonably withheld) own or create, directly or indirectly, any Subsidiaries other than any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor and which executes and delivers to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 8.2.8; and (ii) documents in the forms described in Section 7.1.2 [Secretary's Certificate] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. In connection with any such joinder, the Administrative Agent may request, in its reasonable discretion, an opinion letter from counsel to such new

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Guarantor in form and substance substantially consistent with the opinions of counsel to Borrower delivered on the Closing Date.
8.2.9    Continuation of or Change in Business; Joint Ventures.
The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business (including without limitation any joint ventures) other than the business of the Borrower or such Subsidiary substantially as conducted and operated by the Borrower or such Subsidiary during the present fiscal year, and any line of business or business activity related or complementary to the business of the Borrower and its Subsidiaries conducted as of the Closing Date, including without limitation, the delivery, management and marketing of storage, capacity and transportation of gas and other forms of energy, the generation, transmission or storage of gas and other forms of energy, or the access to gas and energy transmission lines, and business initiatives for the conservation and efficiency of gas and energy, or constituting a Permitted Related Business Opportunity. The Borrower will at all times be and remain a Person that is subject under law to regulation by a public utility commission or other governmental regulatory body with oversight responsibilities for utilities.
8.2.10    Plans and Benefit Arrangements.
The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a Prohibited Transaction with any Plan, Benefit Arrangement, Multiple Employer Plan or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, would reasonably be expected to result in a Material Adverse Change.
8.2.11    Fiscal Year.
The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30, without the prior written consent of the Required Lenders (which consent will not be unreasonably conditioned or withheld).
8.2.12    Maximum Leverage Ratio.
The Borrower shall not at any time permit the ratio of Consolidated Total Indebtedness of the Borrower and its Subsidiaries to Consolidated Total Capitalization to exceed 0.65 to 1.00.
8.2.13    [Intentionally Omitted].
8.2.14    No Limitation on Dividends and Distributions by Borrower or its Subsidiaries.
The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into or otherwise be bound by any agreement not to pay dividends or make distributions to the Borrower (in the case of any such Subsidiary) or to the Parent (in the case of the Borrower), except for the restrictions that are no more onerous than the restrictions set forth

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in this Agreement and the restrictions set forth in the First Mortgage Indenture, in each case as such restrictions exist as of the Closing Date.
8.2.15    Payment of Dividends; Redemptions.
The Borrower shall not, and shall not permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock or other securities of the Borrower or any warrants, rights or options to acquire any such shares or other securities, now or hereafter outstanding, except that the Borrower may (a) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (b) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares so long as no Event of Default or Potential Default shall have occurred and is continuing or would result therefrom, and (c) declare and make its dividends, so long as, after giving effect thereto, no Event of Default shall have occurred and is continuing.
8.2.16    No Modification of Hedging Contract Policies.
The Borrower and each Subsidiary of the Borrower shall not amend, modify, supplement, restate or rescind the Hedging Contract Policies in a manner which, compared with past practice of the Borrower and its Subsidiaries, would render Hedging Transactions entered into pursuant to the Hedging Contract Policies (as so modified) materially more speculative, without the prior written consent of the Required Lenders.
8.2.17    Off-Balance Sheet Financing.
The Borrower and each Subsidiary of the Borrower shall not engage in any off-balance sheet transaction (i.e., the liabilities in respect of which do not appear on the liability side of the balance sheet, with such balance sheet prepared in accordance with GAAP) providing the functional equivalent of borrowed money (including asset securitizations, sale/leasebacks or Synthetic Leases (other than any sale/leaseback transaction or Synthetic Lease entered into, in either case, with respect to meter assets and which transaction is otherwise permitted by this Agreement)) if the liabilities thereunder could reasonably be expected to result in a Material Adverse Change. For purposes of this Section 8.2.17 (a) "Synthetic Lease" means any lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, or appropriate successor thereto, and (ii) the lessee will be entitled to various tax benefits ordinarily available to owners (as opposed to lessees) of like property, and (b) the amount of any lease which is not a capital lease in accordance with GAAP is the aggregate amount of minimum lease payments due pursuant to such lease for any non-cancelable portion of its term.
8.2.18    [Intentionally Omitted].

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8.2.19    Anti-Terrorism Laws.
(a)    No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

8.3    Reporting Requirements.
The Borrower covenants and agrees that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Agent and, if so requested, to each of the Lenders:
8.3.1    Quarterly Financial Statements.
As soon as available and in any event within fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year (or such earlier time established, or such later date established or permitted, from time to time by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.1 if within fifty-five (55) days after the end of its fiscal quarter (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of its Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section.
8.3.2    Annual Financial Statements.

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As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower (or such earlier time established, or such later date established or permitted, from time to time by the SEC in accordance with the Securities Exchange Act of 1934, as amended), financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents. The Borrower will be deemed to have complied with the delivery requirements of this Section 8.3.2 if within 105 days after the end of its fiscal year (or such earlier or later date, from time to time established by the SEC in accordance with the Securities Exchange Act of 1934, as amended), the Borrower delivers to the Agent and each of the Lenders a copy of its Form 10-K as filed with the SEC and the financial statements and certification of public accountants contained therein meets the requirements described in this Section.
8.3.3    Certificate of the Borrower.
Concurrently with the financial statements of the Borrower furnished to the Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a "Compliance Certificate") of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3.
8.3.4    Notice of Default.
Promptly after any Authorized Officer (or other executive officer) of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.
8.3.5    Notice of Litigation.
Promptly after the commencement thereof, notice of (a) all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or Subsidiary of the Borrower, involve a claim or series of claims in excess of $30,000,000.00 or, (b) any Environmental Complaint, individually or in the aggregate exceed $30,000,000.00, and in either case which if adversely determined could reasonably be expected to result in a Material Adverse Change.

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8.3.6    Notice of Change in Debt Rating.
Within five (5) Business Days after Standard & Poor's or Moody's, or such other rating agency as may be applicable pursuant to the terms hereof, announces a change in the Debt Rating of the Borrower, notice of such change. The Borrower will deliver, together with such notice, a copy of any written notification which Borrower received from the applicable rating agency regarding such change of Debt Rating.
8.3.7    Sale of Assets.
At least thirty (30) calendar days prior thereto, notice with respect to any proposed sale or transfer of assets pursuant to Section 8.2.6(e) where the consideration for such sale or transfer of assets is in excess of $30,000,000.00.
8.3.8    Budgets, Forecasts, Other Reports and Information.
Promptly upon their becoming available to the Borrower:
(a)    any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,
(b)    to the extent not publicly accessible through the SEC's, the Parent's or the Borrower's respective websites, regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC,
(c)    to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, the Borrower shall notify the Lenders promptly of the enactment or adoption of any published Law which could, in the Borrower's opinion, reasonably be expected to result in a Material Adverse Change,
(d)    to the extent requested by the Agent or any Lender, the annual budget and any forecasts or projections of the Borrower, and
(e)    with respect to the Hedging Transaction activities of the Borrower and its Subsidiaries, to the extent not previously reported in regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower or the Parent with the SEC, such other reports and information as any of the Lenders may from time to time reasonably request.
8.3.9    Notices Regarding Plans and Benefit Arrangements.
8.3.9.1    Certain Events.

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Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:
(a)    any Reportable Event with respect to the Borrower or any other member of the ERISA Group (unless the obligation to report said Reportable Event to the PBGC has been waived) which could reasonably be expected to result in a Material Adverse Change,
(b)    any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder which penalty or tax could reasonably be expected to result in a Material Adverse Change,
(c)    any assertion of withdrawal liability with respect to any Multiemployer Plan, which could reasonably be expected to result in a Material Adverse Change,
(d)    any partial or complete withdrawal against the Borrower or any other member of the ERISA Group from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof) which could reasonably be expected to result in a Material Adverse Change,
(e)    any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA, which could reasonably be expected to result in a Material Adverse Change,
(f)    withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan, which could reasonably be expected to result in a Material Adverse Change,
(g)    a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 303(k) of ERISA which could reasonably be expected to result in a Material Adverse Change,
(h)    the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or
(i)    any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions, except for any such change required under applicable law which could reasonably be expected to result in a Material Adverse Change.

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8.3.9.2    Notices of Involuntary Termination and Annual Reports.
Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.
8.3.9.3    Notice of Voluntary Termination.
Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

8.3.10	Other Information.
Such additional information as may be reasonably requested in writing by the Agent.
9.    DEFAULT
9.1    Events of Default.
An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
9.1.1    Payments Under Loan Documents.
The Borrower shall fail to pay (a) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (b) any interest on any Loan, Commitment Fee, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest, fee, or other amount becomes due in accordance with the terms hereof or thereof;
9.1.2    Breach of Warranty.

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Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.3    Breach of Negative Covenants or Visitation Rights.
The Borrower shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] and Section 8.2 [Negative Covenants] (including, without limitation, Section 8.2.19 [Anti-Terrorism Laws]);
9.1.4    Breach of Other Covenants.
The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) calendar days after any Authorized Officer (or other executive officer) of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its reasonable discretion);
9.1.5    Defaults in Other Agreements or Indebtedness.
(a)     A default or event of default shall occur at any time under (i) the First Mortgage Indenture or a New Mortgage Indenture, or Related Note Purchase Agreements, under which the Borrower may be obligated as a borrower or guarantor in excess of $30,000,000.00 in the aggregate, or (ii) the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness (including without limitation any Other Lender Provided Financial Service Product) under which the Borrower may be obligated as a borrower or guarantor in excess of $30,000,000.00 in the aggregate, and in each such case such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend; or
(b)     A default or event of default shall occur at any time under the terms of any agreement involving any off balance sheet transaction (including any asset securitization, sale/leaseback transaction, or Synthetic Lease, and, if they constitute off balance sheet transactions, the First Mortgage Indenture or a New Mortgage Indenture, or Related Note Purchase Agreements, under which the Borrower may be obligated as a borrower or guarantor in excess of $30,000,000.00 in the aggregate) with obligations in the aggregate thereunder for which the Borrower may be obligated in excess of $30,000,000.00, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any obligation when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any

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obligation (whether or not such right shall have been waived) or the termination of any such agreement;
9.1.6    Final Judgments or Orders.
Any final judgments or orders for the payment of money pursuant to the First Mortgage Indenture or a New Mortgage Indenture or in excess of $30,000,000.00 in the aggregate, to the extent not covered by insurance, shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
9.1.7    Loan Document Unenforceable.
Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party or its successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by any Loan Party or cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.8    Uninsured Losses; Proceedings Against Assets.
The assets of the Borrower or the assets of any Subsidiary of the Borrower are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter or otherwise fully bonded or covered by insurance (subject to reasonable and customary deductible amounts);
9.1.9    Notice of Lien or Assessment.
A notice of Lien or assessment in excess of $15,000,000.00 (which is not a Permitted Lien) or an Environmental Complaint in excess of $15,000,000.00 is filed of record with respect to all or any part of any of the Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable except to the extent such non-payment is permitted by Section 8.1.2 [Payment of Liabilities, Including Taxes, Etc.];
9.1.10    Insolvency.
The Borrower ceases to be Solvent or admits in writing to a creditor or Official Body its inability to pay its debts as they mature;
9.1.11    Events Relating to Plans and Benefit Arrangements.

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Any of the following occurs: (a) any Reportable Event; (b) proceedings shall have been instituted or other action taken to terminate any Plan in a distress termination; (c) a trustee shall be appointed by the PBGC to administer or liquidate any Plan; (d) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (a), (b), (c) or (d) above, which could reasonably be expected to result in a Material Adverse Change; (e) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (f) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (g) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (h) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiple Employer Plans Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (e), (f), (g) or (h) such occurrence could reasonably be expected to result in a Material Adverse Change;
9.1.12    Cessation of Business.
The Borrower or any Subsidiary of the Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.5 [Liquidations, Mergers, Consolidations, Acquisitions], Section 8.2.6 [Disposition of Assets or Subsidiaries] or Section 8.2.9 [Continuation of or Change of Business; Joint Ventures] or the Borrower or any Subsidiary of the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;
9.1.13    Change of Control.
(a)    Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 25% or more of the voting capital stock of the Parent (provided that, for purposes of calculating the acquisition of beneficial ownership, any transfer of voting stock of the Parent by any Person or group of Persons to a Permitted Transferee shall be deemed not to constitute a conveyance and acquisition of such stock), or (b) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent unless the individuals who were elected or appointed directors during such twelve (12) month period were elected or appointed by a majority of the individuals who were directors of the Parent on the first day of such period or by their duly appointed or elected successors; or (c) the Parent shall cease to own 100% of the issued and outstanding equity interests of the Borrower;
9.1.14    Involuntary Proceedings.
A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Subsidiary of

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the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or
9.1.15    Voluntary Proceedings.
The Borrower or any Subsidiary of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.
9.2    Consequences of Event of Default.
9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
If an Event of Default specified under Sections 9.1.1 [Payments Under Loan Documents] through 9.1.13 [Change of Control] shall occur and be continuing, the Lenders and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Lenders shall, by written notice to the Borrower, take one or both of the following actions: (a) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (b) declare the unpaid principal amount of the Notes and Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (c) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Lenders, and grants to the Agent and the Lenders a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Lenders, the Agent shall return such cash collateral to the Borrower; and
9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings.

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If an Event of Default specified under Sections 9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Agent and the Lenders shall be under no further obligations to make Loans or issue Letters of Credit, as the case may be, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
9.2.3    Set-off.
If an Event of Default shall occur and be continuing, any Lender to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Lender which has agreed in writing to be bound by the provisions of Section 5.2.2 [Sharing of Payments by Lenders] and any branch, Subsidiary or Affiliate of such Lender or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Lender or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Lender or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Lender or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Lender or the Agent; and
9.2.4    Suits, Actions, Proceedings.
If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Lender, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents; and
9.2.5    Application of Proceeds; Collateral Sharing.
9.2.5.1    Application of Proceeds.
From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

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(a)    first, to reimburse the Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Lenders in connection with collection of any Obligations of the Borrower under any of the Loan Documents;
(b)    second, to the repayment of all Obligations then unpaid of the Borrower to the Lenders incurred under this Agreement or any of the other Loan Documents, or under any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product or otherwise, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and
(c)    the balance, if any, as required by Law.
9.2.5.2    Collateral Sharing.
All Liens granted under each Loan Document (the "Collateral Documents") shall secure ratably and on a pari passu basis (a) the Obligations in favor of the Agent and the Lenders hereunder, and (b) the Obligations incurred by the Borrower in favor of any Lender and Lender's Affiliates which provides a Lender Provided Interest Rate Hedge or Other Lender Provided Financial Service Product (the "IRH Provider"). The Agent under the Collateral Documents shall be deemed to serve as the collateral agent (the "Collateral Agent") for the IRH Provider and the Lenders hereunder, provided that the Collateral Agent shall comply with the instructions and directions of the Agent (or the Lenders under this Agreement to the extent that this Agreement or any other Loan Documents empowers the Lenders to direct the Agent), as to all matters relating to the collateral, including the maintenance and disposition thereof. No IRH Provider (except in its capacity as a Lender hereunder) shall be entitled or have the power to direct or instruct the Collateral Agent on any such matters or to control or direct in any manner the maintenance or disposition of the collateral.
9.2.6    Other Rights and Remedies.
In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Lenders shall, exercise all post-default rights granted to the Agent and the Lenders under the Loan Documents or applicable Law.
10.    THE AGENT
10.1    Appointment and Authority.
Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as

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are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions.
The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Agent by the Borrower, a Lender or the Issuing Lender.

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The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
10.4    Reliance by Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10.5 shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
10.6    Resignation of Agent.
The Agent may at any time give notice of its resignation as Agent to the Lenders, the Lender issuing Letters of Credit hereunder (the "Issuing Lender"), and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to

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appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and so approved by the Borrower (as applicable) and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 10.6 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Affiliates, and their and their Affiliates' respective partners, directors, officers, employees, agents and advisors (for purposes hereof, "Related Parties") in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
If PNC Bank resigns as Agent under this Section, PNC Bank shall also resign as Issuing Lender. Upon the appointment of a successor Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC Bank as the retiring Issuing Lender and the Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC Bank, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.
10.7    Non-Reliance on Agent and Other Lenders.
Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time

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deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the [Syndication Agent(s) or Documentation Agent(s)] listed on the cover page hereof shall have any powers, duties or responsibilities (whether fiduciary or otherwise) under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Issuing Lender hereunder.

10.9    The Agent's Fees.
The Borrower shall pay to the Agent such nonrefundable fees (the "Agent's Fees") for the Agent's services hereunder as are provided under the terms of a separate fee letter (the "Agent’s Letter") between the Borrower and the Agent entered into prior to the date hereof.
10.10    No Reliance on Agent's Customer Identification Program.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.11    Calculations.
In the absence of gross negligence or willful misconduct as determined in a final, unappealable judgment of a court of competent jurisdiction, the Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement. In the event an error in computing any amount payable to any Lender is made, the Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.
10.12    Beneficiaries.

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Except with regard to Section 10.9 [Agent’s Fees] and as otherwise expressly provided herein, the provisions of this Section 10 [The Agent] are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights to rely on or enforce any of the provisions of this Section 10 [The Agent]. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

11.    MISCELLANEOUS
11.1    Modifications, Amendments or Waivers.
With the written consent of the Required Lenders, the Agent, acting on behalf of all the Lenders, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Borrower; provided, that, no such agreement, waiver or consent may be made which will:
11.1.1    Increase of Revolving Credit Commitments; Extension of Expiration Date.
Without the written consent of all Lenders:
(a)    increase the amount of the Revolving Credit Commitment of any Lender hereunder (other than any increase in the amount of the Revolving Credit Commitments in accordance with Section 2.11 [Right to Increase Commitments], which increase shall not require the consent of any Lender, other than each Lender increasing its Revolving Credit Commitment),
(b)    extend the Expiration Date,
(c)    whether or not any Revolving Credit Loans are outstanding extend the time for payment of principal or interest of any Revolving Credit Loan (excluding the due date of any mandatory prepayment of a Revolving Credit Loan or any mandatory Revolving Credit Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Revolving Credit Commitments on the Expiration Date), the Commitment Fee, or any other fee payable to any Lender which has a Revolving Credit Commitment, or
(d)     reduce the principal amount of or the rate of interest borne by any Revolving Credit Loan or reduce the Commitment Fee or any other fee payable to any Lender

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which has a Revolving Credit Commitment, or otherwise affect the terms of payment of the principal of or interest of any Revolving Credit Loan, the Commitment Fee, or any other fee payable to any Lender which has a Revolving Credit Commitment;
11.1.2    Release of Collateral or Guarantor.
Without the written consent of all Lenders (other than Defaulting Lenders), release any guarantor from its obligations under any guaranty agreement providing for a guaranty of the Obligations or any other security for any of the Borrower's Obligations; or
11.1.3    Miscellaneous.
Without the written consent of all Lenders (other than Defaulting Lenders), amend Sections 5.2 [Pro Rata Treatment of Lenders], 9.2.5 [Application of Proceeds; Collateral Sharing], 10.3 [Exculpatory Provisions, Etc.] or 5.2.2 [Sharing of Payments by Lenders] or this Section 11.1 [Modifications, Amendments or Waivers], alter any provision regarding the pro rata treatment of the Lenders, change the definition of Required Lenders, or change any requirement providing for the Lenders or the Required Lenders to authorize the taking of any action hereunder; provided, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the Issuing Lender shall be effective without the written consent of the Agent, and no agreement, waiver or consent which would modify the interests, rights or obligations of PNC Bank with respect to its Swing Loan Commitment shall be effective without the written consent of PNC Bank; and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 [Increase of Revolving Credit Commitments; Extension of Expiration Date] through 11.1.2 [Release of Collateral or Guarantor] above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.4.2 [Replacement of a Lender].
11.2    No Implied Waivers; Cumulative Remedies; Writing Required.
No course of dealing and no delay or failure of the Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
11.3    Expenses; Indemnity; Damage Waiver.

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11.3.1    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out‑of‑pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out‑of‑pocket expenses incurred by the Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties. For the avoidance of doubt, this Section 11.3.1 shall not apply to Taxes, the payment of which is governed by Section 5.8 [Taxes].
11.3.2    Indemnification by the Borrower.
The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys (who may be employees of any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party,

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and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The Lenders will attempt to minimize the fees and expenses of legal counsel for the Lenders which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Lenders and the Agent if appropriate under the circumstances. For the avoidance of doubt, this Section 11.3.2 shall not apply to Taxes, the payment of which is governed by Section 5.8 [Taxes].
11.3.3    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.3.5    Payments. All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.
11.4    Holidays.
Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the LIBOR Rate

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Option) and such extension of time shall be included in computing interest and fees, except that the Revolving Credit Loans and Swing Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5    Funding by Branch, Subsidiary or Affiliate.
11.5.1    Notional Funding.
Each Lender shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 [Funding by Branch, Subsidiary or Affiliate] means any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Lender) of such Lender to have made, maintained or funded any Loan to which the LIBOR Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 [Additional Compensation in Certain Circumstances] or Section 5.8 [Taxes] than it would have been in the absence of such change. Notional funding offices may be selected by each Lender without regard to such Lender's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Lender.
11.5.2    Actual Funding.
Subject to Section 5.4.3 [Change of Lending Office], each Lender shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Lender to make or maintain such Loan subject to the last sentence of this Section 11.5.2. If any Lender causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Lender, but in no event shall any Lender's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Lender or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Lender (including any expenses incurred or payable pursuant to Section 5.6 [Additional Compensation in Certain Circumstances]) or Section 5.8 [Taxes] which would otherwise not be incurred.
11.6    Notices; Lending Offices.
Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes

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means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a restricted access site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 11.6) in accordance with this Section 11.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:
(a)    In the case of hand-delivery, when delivered;
(b)    If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)    In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);
(d)    In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)    In the case of electronic transmission, when actually received;
(f)    In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 11.6; and
(g)    If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to the Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.
11.7    Severability.
The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.8    Governing Law.
Each Letter of Credit and Section 2.9 [Letter of Credit Subfacility] shall be subject to either the rules of the Uniform Customs and Practice for Documentary Credits, as most

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recently published by the International Chamber of Commerce at the time of issuance (known as the "UCP") or the International Standby Practices (ICC Publication Number 590) (known as the "ISP98") and any subsequent official revision thereof, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.
11.9    Prior Understanding.
This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.
11.10    Duration; Survival.
All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Lenders, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.2.19 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 5 [Payments] and Sections 11.3.2 [Indemnification by the Borrower] and 11.3.3 [Reimbursement by Lenders] shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.
11.11    Successors and Assigns.
11.11.1    Successors and Assigns Generally.
The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.11.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.11.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.11.5 [Certain Pledges; Successors and Assigns Generally] (and any

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other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.11.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.11.2    Assignments by Lenders.
Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 11.11.2 [Assignments by Lenders], the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except for the consent of the Agent (which shall not be unreasonably withheld or delayed) and:

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(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire provided by the Agent.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Agent pursuant to Section 11.11.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.1 [Increased Costs Generally], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.11.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.4 [Participations].
11.11.3    Register.
The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being only for tax purposes), shall maintain at its office in the United

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States a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each of the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.11.4    Participations.
Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Revolving Credit Commitments; Extension of Expiration Date] or (b) [Release of Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.6.1 [Increased Costs Generally], 5.6.5 [Indemnity] and 5.8 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.8.7 [Status of Lenders] (it being understood that the documentation required under Section 5.8.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.11.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.4.2 [Replacement of a Lender] and Section 5.4.3 [Change of Lending Office] as if it were an assignee under Section 11.11.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.6.1 [Increased Costs Generally] or 5.8 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of

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Section 5.4.2 [Replacement of a Lender] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.2.2 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (such agency being only for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
11.11.5    Certain Pledges; Successors and Assigns Generally.
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.12    Confidentiality.
11.12.1    General.
The Agent and the Lenders each agree to keep confidential all information obtained from the Borrower or its Subsidiaries which is nonpublic or otherwise confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Lenders shall be permitted to disclose such information (a) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (b) to assignees and participants as contemplated by Section 11.11 [Successors and Assigns], and prospective assignees and participants, provided that prior to such disclosure, such parties agree in writing to be bound by this undertaking of confidentiality set forth in this Section 11.12 [Confidentiality], (c) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement,

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(d) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available and is not reasonably known to be subject to confidentiality restrictions, or (e) if the Borrower shall have consented to such disclosure.
11.12.2    Sharing Information With Affiliates of the Lenders.
The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or affiliate of any Lender receiving such information shall be bound by the provisions of Section 11.12.1 [General] as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.
11.13    Counterparts.
This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
11.14    The Agent's or the Lenders' Consent.
Whenever the Agent's or any Lender's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
11.15    Exceptions.
The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
11.16    WAIVER OF JURY TRIAL.
THE BORROWER, THE AGENT AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR

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ANY COLLATERAL, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR THE LENDERS RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THIS AGREEMENT OR THE LOAN DOCUMENTS, TO THE FULLEST EXTENT PERMITTED BY LAW. THE BORROWER WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ACCEPT THIS AGREEMENT AND THE LOAN DOCUMENTS AND MAKE THE LOANS.
11.17    JURISDICTION AND VENUE.
THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF COURTS IN THE COUNTY OF MIDDLESEX IN THE STATE OF NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 [NOTICES; LENDING OFFICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR ANY LACK OF JURISDICTION OR VENUE THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.
11.18    USA Patriot Act Notice.
Each Lender that is subject to the USA Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
11.19    No Fiduciary Relationship.

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The  Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Lender and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Lender or their respective  Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:	NEW JERSEY NATURAL GAS COMPANY

By:	/s/ Richard Reich
Name:	Richard Reich
Title:	Assistant General Counsel

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Treasurer and Corporate Controller

[SIGNATURE PAGE 2 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:	/s/ Edward M. Tessalone
Name:	Edward M. Tessalone
Title:	Senior Vice President

[SIGNATURE PAGE 3 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, a Syndication Agent
and a Documentation Agent

By:	/s/ Frederick W. Price
Name:	Frederick W. Price
Title:	Managing Director

[SIGNATURE PAGE 4 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

SANTANDER BANK, N.A., as a Lender and as
a Documentation Agent

By:	/s/ Peter Loupoukhine
Name:	Peter Loupoukhine
Title:

[SIGNATURE PAGE 5 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

TD BANK, N.A., as a Lender and as
a Documentation Agent

By:	/s/ Steve Levi
Name:	Steve Levi
Title:	Senior Vice President

[SIGNATURE PAGE 6 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as
a Lender and as a Documentation Agent

By:	/s/ Eric Cosgrove
Name:	Eric Cosgrove
Title:	Vice President

[SIGNATURE PAGE 7 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Justin Martin
Name:	Justin Martin
Title:	Authorized Officer

[SIGNATURE PAGE 8 OF 8 TO THE NEW JERSEY NATURAL
GAS COMPANY CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Andrew Holtz
Name:	Andrew Holtz
Title:	Senior Vice President

SCHEDULE 1.1(A)
Pricing Grid

Level	Debt Rating Standard & Poor's and Moody's	Commitment Fee	Base Rate Spread	LIBOR Rate Spread	Letter of Credit Fee
I	A or above or A2 or above	0.075%	0.00%	0.875%	0.875%
II	A- or above but less than A or A3 or above but less than A2	0.10%	0.125%	1.125%	1.125%
III	BBB+ or above but less than A- or Baa1 or above but less than A3	0.15%	0.375%	1.375%	1.375%
IV	BBB or less or Baa2 or less or unrated	0.20%	0.625%	1.625%	1.625%
For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:
(a)    With respect to the Debt Ratings of Moody's and Standard & Poor's or such other rating agency (or agencies) that may from time to time be determining Borrower's Debt Rating pursuant to the terms of the Credit Agreement to which this Schedule is attached (each, an "Applicable Rating Agency" and, collectively, the "Applicable Rating Agencies"): (i) if one or both of such Applicable Rating Agencies shall fail to have a Debt Rating in effect, then such Applicable Rating Agency which fails to have a Debt Rating in effect shall be deemed to have established a Debt Rating at Level IV; and (ii) if the Debt Rating established by one Applicable Rating Agency and the Debt Rating established by another Applicable Rating Agency differ, the pricing Level above shall be determined based upon the higher of the Debt Ratings established by the Applicable Rating Agencies, provided, however, if one of the Debt Ratings is two or more Levels lower than the other, the applicable pricing Level shall be determined at the Level next above that of the Level of the lower of the two Debt Ratings.

PRN1 883012

(b)    Any change in the Applicable Margin, the Applicable Commitment Fee Rate, or the Applicable Letter of Credit Fee Rate shall become effective on the date of any public announcement of the change in the Debt Rating requiring such an increase or decrease.

PRN 885138

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 - Commitments/Addresses of Lenders

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
PNC BANK, NATIONAL ASSOCIATION Address for Notices: Two Tower Center Boulevard East Brunswick, NJ 08816 Attention: Edward M. Tessalone Telephone No. (732) 448-2886 Telecopier No. (732) 220-3503 E-mail: edward.tessalone@pnc.com Address of Lending Office: PNC Firstside Center, 5th Floor 500 First Ave. Pittsburgh, PA 15219 Attention: Rini Davis Telephone No. (412) 762-7638 Telecopier No. (412) 762-8672 E-mail: rini.davis@pnc.com	$50,000,000.00	20,000000000%
WELLS FARGO BANK, NATIONAL ASSOCIATION Address for Notices: 301 S. College St., 14th Floor MAC D1053-144 Charlotte, NC 28202 Attention: Frederick W. Price, Managing Director Telephone No. (704) 374-4062 Telecopier No. (704) 715-1486 E-mail: rick.w.price@wellsfargo.com Address of Lending Office: 301 S. College St., 15th Floor MAC D1053-150 Charlotte, NC 28202 Telephone No. (704) 374-4062 Telecopier No. (704) 715-1486 E-mail: rick.w.price@wellsfargo.com	$50,000,000.00	20,000000000%

PRN 885138

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
SANTANDER BANK, N.A. Address for Notices: 601 Penn Street 8th Floor Reading, PA 19601 Attention: Participations Telephone No. (610) 378-6689 Telecopier No. (484) 338-2831 E-mail: participations@santander.us Address of Lending Office: 75 State Street Boston, MA 02109 Attention: Jennifer Heil Telephone No.: (610) 378-6661 Telecopier No.: (484) 338-2831 E-mail: participations@santander.us	$38,000,000.00	15.200000000%
TD BANK, N.A. Address for Notices: 6000 Atrium Way Mt. Laurel, NJ 08054 Attention: Marcella Brattan Telephone No.: (856) 533-4885 Telecopier No.: (856) 533-7128 E-mail: investorprocessing@yesbank.com Address of Lending Office: 444 Madison Ave., 2nd Floor New York, NY 10022 Attention: Shannon Batchman Telephone No.: (646) 652-1406 Telecopier No.: (212) 308-0486 E-mail: Shannon.Batchman@td.com	$38,000,000.00	15.200000000%

PRN 885138

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
U.S. BANK NATIONAL ASSOCIATION Address for Notices: U.S. Bank Tower 425 Walnut Street, 8th Floor ML CN-W-8 Cincinnati, OH 45202 Attention: Eric J. Cosgrove, VP, National Corporate Banking Telephone No. (513) 632-3033 Telecopier No. (513) 632-2068 E-mail: Eric.Cosgrove@USBank.com Address of Lending Office 425 Walnut Street, 8th Floor ML CN-OH-W8 Cincinnati, OH 45202 Attention: Eric J. Cosgrove, VP, National Corporate Banking Telephone No. (513) 632-3033 Telecopier No. (513) 632-2068 E-mail: Eric.Cosgrove@USBank.com	$38,000,000.00	15.200000000%
JPMORGAN CHASE BANK, N.A. Address for Notices: 10 S. Dearborn St., Floor 9 Mail code: IL1-0090 Chicago, Illinois 60603 Attention: Justin Martin Telephone No. (312) 732-4441 Telecopier No. (312) 732-1762 E-mail: justin.2.martin@jpmorgan.com Address of Lending Office: 10 S. Dearborn St., Floor 9 Mail code: IL1-0090 Chicago, Illinois 60603 Attention: Non-Agent Servicing Team Telephone No. (312) 385-7072 Telecopier No. (312) 256-2608 E-mail: cls.chicago.non.agented.servicing@chase.com	$18,000,000.00	7.200000000%

PRN 885138

LENDER	AMOUNT OF COMMITMENT FOR REVOLVING CREDIT LOANS	PERCENTAGE
THE NORTHERN TRUST COMPANY Address for Notices: 50 South LaSalle Street MB-27 Chicago, IL 60603 Attention: Andrew Holtz Telephone No. (312) 444-4243 Telecopier No. (312) 444-4906 E-mail: adh11@ntrs.com Address of Lending Office: 50 S. LaSalle Street MB-27 Chicago, IL 60603 Attention: Sharon Jackson Telephone No.: (312) 630-1609 Telecopier No.: (312) 630-1566 E-mail: smj@ntrs.com	$18,000,000.00	7.200000000%
Total	$250,000,000.00	100.000000000%

PRN 885138

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 2 - Addresses for Notices to Agent, Borrower:
AGENT:
Name:    PNC BANK, NATIONAL ASSOCIATION

Address:	Two Tower Center Boulevard
East Brunswick, NJ 08816

Attention:	Edward M. Tessalone
Telephone No. (732) 448-2886
Telecopier No. (732) 220-3503

E-mail:	edward.tessalone@pnc.com

With a copy to:

Name    PNC BANK, NATIONAL ASSOCIATION
Address:    PNC Firstside Center, 5th Floor
500 First Ave.
Pittsburgh, PA 15219
Attention:    Rini Davis
Telephone:     (412) 762-7638
Telecopy:     (412) 762-8672
E-mail:     rini.davis@pnc.com

Name    BUCHANAN INGERSOLL & ROONEY PC
Address:    700 Alexander Park, Suite 300
Princeton, NJ 08540
Attention:    Lisa S. Wren, Esq.
Telephone:     (609) 987 6820
Telecopy:     (609) 520-0360
E-mail:     lisa.wren@bipc.com

BORROWER:
Name:    NEW JERSEY NATURAL GAS COMPANY
Address:    1415 Wyckoff Road
Wall, NJ 07719
Attention:    William Foley, Director of Treasury Services
Telephone:     (732) 938-1224
Telecopy:    (732) 938-3154
E-mail:        wfoley@njresources.com

PRN 885138

Name:    NEW JERSEY NATURAL GAS COMPANY
Address:    1415 Wyckoff Road
Wall, NJ 07719
Attention:    Richard Reich, Assistant General Counsel
Telephone:     (732) 938-7890
Telecopy:    (732) 938-1226
E-mail:        rreich@njresources.com

PRN 885138

SCHEDULE 1.1(P)

PERMITTED LIENS

PART A

I.     Jurisdiction: New Jersey Department of Treasury

Secured Party	Filing Date	Filing Number	Filing Type[1]	Collateral Summary
BNY Midwest Trust Company, as Trustee	5/31/2007	2418782-4	I	Transmitting Utility filing – covers property under Indenture and Mortgage and Deed of Trust dated April 1, 1952 (as supplemented and amended from time to time) between Debtor and Secured Party
	4/24/2012	24187824	C	Continuation

II.    Liens consisting of the First Mortgage Bonds issued under the First Mortgage Indenture which secure (i) the loan agreements identified on Schedule 8.2.1 (with a net principal Indebtedness under the Series HH, II, JJ, KK, MM, NN and OO First Mortgage Bonds and the related loan agreements of $144,845,000), (ii) the promissory note or promissory notes in the original aggregate principal amount of $125,000,000 issued under a note purchase agreement (with a net principal Indebtedness under both the Series LL First Mortgage Bonds and related promissory note(s) of $125,000,000 as described on Schedule 8.2.1), (iii) the promissory note or promissory notes in the original aggregate principal amount of $50,000,000 issued under a note purchase agreement (with a net principal Indebtedness under both the Series PP First Mortgage Bonds and related promissory note or promissory note(s) of $50,000,000 as described on Schedule 8.2.1) and (iv) the promissory note or promissory notes in the original aggregate principal amount of $125,000,000 issued under a note purchase agreement (with a net principal Indebtedness of $125,000,000 under both the Series QQ First Mortgage Bonds and Series RR First Mortgage Bonds and related promissory note(s) of $125,000,000, as described on Schedule 8.2.1), including any amendments, extensions, renewals or refinances of any or all of the foregoing so long as such net principal Indebtedness is permitted under Section 8.2.1(d)2.

___________________________________________
1 Filing Types: I: Initial Filing; A: Amendment; C: Continuation.

2 Capitalized terms used in Part A, Item II but not defined therein have the meanings assigned to those terms in the Credit Agreement dated ____________, 2014 by and among New Jersey Natural Gas Company, the Lenders Party Thereto, PNC Bank, National Association, as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and U.S. Bank, National Association, TD Bank, N.A. and Santander Bank, N.A., as Documentation Agents. References in Part A, Item II to Schedule 8.2.1 are to Schedule 8.2.1 to such Credit Agreement.

PART B

Jurisdiction:    New Jersey Department of Treasury

Secured Party	Filing Date	Filing Number	Filing Type	Collateral Summary
Banc of America Leasing & Capital, LLC	11/23/2009	2544901-3	I	Leased equipment
Banc of America Leasing & Capital, LLC	11/23/2009	2544924-2	I	Leased equipment
Banc of America Leasing & Capital, LLC	12/26/2008	2508293-7	I	Leased equipment
	11/15/2013	25082937	C	Continued
Banc of America Leasing & Capital, LLC	2/11/2010	2554011-6	I	Leased equipment
Banc of America Leasing & Capital, LLC	12/17/2007	2450743-1	I	Leased equipment
	1/16/2008	2450743-1	A	Assignment to: Farm Credit Leasing Services Corporation
	11/26/2012	24507431	C	Continuation
IBM Credit LLC	12/8/2008 (Lapsed)	25052435	I	IBM equipment – precautionary filing
Banc of America Leasing & Capital, LLC	1/6/2006	2337501-7	I	Leased equipment
	1/5/2011	2337501-7	C	Continuation
Forsythe McArthur Associates, Inc.	4/3/2001	2034417	I	Leased computer equipment – informational purposes only
	1/19/2006	2034417	C	Continuation
	1/26/2011	2034417	C	Continuation
	5/18/2011	2034417	A	Amend Secured Party address

Assignor: Hannon Armstrong NJ Funding LLC Secured Party: Hannon Armstrong Multi-Asset Infrastructure Trust	5/29/2009	2524135-8	I
All right, title and interest of Debtor in and to all moneys due and to become due in respect of Task Force Order No. JN-08, dated March 19, 2009 issued by the Naval Facilities Engineering Command pursuant to Area Wide Contract No. GS-OOP-99-BSD-0115

	1/23/2014	25241358	C	Continuation
Fleet Capital Corporation	12/27/2004	2275156-0	I	Leased goods generally described as gas meters and related equipment
	12/7/2009	22751560	C	Continuation
CIT Communications Finance Corporation	8/17/1009	2533081-6	I	Leased equipment
Banc of America Leasing & Capital, LLC	12/31/2009	25219640-6	I	Leased equipment
IBM Credit LLC	6/9/2008 (Lapsed)	24773331	I	Leased equipment – precautionary filing
Secured Party: State Street Bank and Trust Company of Connecticut, National Association as Owner Trustee Assignee: Fleet National Bank of Connecticut as Indenture Trustee	1/10/1996	1676447	I	Precautionary filing in connection with leasing transaction – not to be construed as indicating that the transaction is other than a true lease
	1/9/2001	1676447	A	Amend Secured Party address
	1/9/2001	1676447	C	Continuation
	10/24/2005	1676447	A	Assignment to: U.S. Bank National Association as Indenture Trustee
	11/4/2005	1676447	C	Continuation
	7/15/2010	1676447	C	Continuation
Banc of America Leasing & Capital, LLC	10/1/2009	25385373	I	Leased equipment
Banc of America Leasing & Capital, LLC	1/12/2007	2399117-0	I	Leased equipment
	1/10/2012	2399117-0	C	Continuation
Banc of America Leasing & Capital, LLC	8/19/2009	2533223-0	I	Leased equipment
Banc of America Leasing & Capital, LLC	12/28/2012	50411942	I	Leased equipment
Assignor: Hannon Armstrong NJ Funding LLC Secured Party: Hannon Armstrong Multi-Asset Infrastructure Trust	8/20/2009	25333619	I	All right, title and interest of Debtor in and to all moneys due and to become due in respect of Task Force Order No. JN-09, dated July 31, 2009 issued by the NAVFAC Mid-Atlantic dated August 16, 1999

Banc of America Leasing & Capital, LLC	12/27/2013	50709494	I	Leased equipment
Banc of America Leasing & Capital, LLC	2/7/2011	2593338-3	I	Leased equipment
Banc of America Leasing & Capital LLC	7/3/2010	2565672-5	I	Leased equipment
Assignor: Banc of America Leasing & Capital, LLC Secured Party: The Fifth Third Leasing Company	12/21/2011	26124148	I	Leased equipment
CIT Communications Finance Corporation	12/21/2010	2587437-2	I	Leased equipment
CIT Finance LLC	3/6/2014	50763362	I	Leased equipment
CIT Communications Finance Corporation	4/1/2009	2518096-1	I	Leased equipment
	5/11/2011	2518096-1	A	Amendment - Disclaimer of Interest Letter
Assignor: Banc of America Leasing & Capital, LLC Secured Party: The Fifth Third Leasing Company	12/24/2009	2548926-2	I	Leased equipment

Canon Financial Services, Inc.	2/25/2013	504543231	I
Equipment subject to a lease, rental agreement or other instrument between Debtor and Secured Party and all attachments, replacements, etc; all insurance, warranty and claims against third parties with respect to the Equipment; all software and other intellectual property rights used in connection therewith; all proceeds of the foregoing; and all books and records regarding the foregoing

Jurisdiction:    Monmouth County, New Jersey

Secured Party	Filing Date	Filing Number	Filing Type	Collateral Summary
State Street Bank and Trust Company as Indenture Trustee	1/10/1996	77677	I
Precautionary Filing – True Lease, dated as of December 21, 1995, relating to a certain Wyckoff Road property and covering the right, title and interest in and to the building, land, fixtures, certain listed personalty and any proceeds thereof

	11/16/2005	2005194252	A	Assignment to U. S. Bank National Association, as Indenture Trustee
	12/22/2005	2005224411	C	Continuation
	9/16/2010	2010085619	C	Continuation

SCHEDULE 2.9.1

EXISTING LETTERS OF CREDIT

BENEFICIARY                AMOUNT            EXPIRATION *

NJ Dept. of Environmental Protection    $226,326            8/24/15

NJ Dept. of Environmental Protection    $464,262            8/24/15

* Contain Evergreen Clauses allowing automatic renewal on the anniversary of the listed expiration dates.

SCHEDULE 6.1.2

SUBSIDIARIES

NONE

SCHEDULE 6.1.12

CONSENTS AND APPROVALS

CONSENT OF THE NEW JERSEY BOARD OF PUBLIC UTILITIES, WHICH WAS RECEIVED BY NJNG ON APRIL 23, 2014.

SCHEDULE 6.1.23

HEDGING CONTRACT POLICIES

SEE ATTACHED

SCHEDULE 6.1.24

PERMITTED RELATED BUSINESS OPPORTUNITIES

NONE.

SCHEDULE 8.2.1

INDEBTEDNESS3

1.	First Mortgage Bonds (Secured)[4]

Series	Rate	Maturity Date	Principal Amt.
Series HH5	5%	12/1/38	$12,000
Series II5	4.5%	8/1/23	10,300
Series JJ5	4.6%	8/1/24	10,500
Series KK5	4.9%	10/1/40	15,000
Series LL6	5.6%	5/15/18	125,000
Series MM5	Var.	9/1/27	9,545
Series NN5	Var.	8/1/35	41,000
Series OO5	Var.	8/1/41	46,500
Series PP7	3.15%	4/15/28	50,000
Series QQ8	3.58%	3/13/24	70,000
Series RR8	4.61%	3/13/44	55,000

Total First Mortgage Bonds      $444,845

_________________________

3 Except as noted in Item 3 below, all amounts are as of March 31, 2014, and are in thousands ($000).
4 These bonds are issued pursuant to the Indenture of Mortgage and Deed of Trust dated April 1, 1952, as amended (the “Indenture”), of the Borrower to BNY Midwest Trust Company (as successor trustee to Harris Trust and Savings Bank), as trustee.
5 Each of the Series HH, II, JJ, KK, MM, NN and OO First Mortgage Bonds was issued in conjunction with the Borrower entering into a related Loan Agreement with the New Jersey Economic Development Authority (the “Authority”). The Borrower is obligated under each Loan Agreement to pay amounts sufficient to pay amounts due on certain tax-exempt bonds issued by the Authority under the Loan Agreements (the “Authority Bonds”). The Loan Agreements are described below. These Authority Bonds (and the Borrower’s obligations under the Loan Agreements) match the respective principal amounts, interest rates and maturity dates of the related Series HH, II, JJ, KK, MM, NN and OO First Mortgage Bonds. Each of the aforementioned First Mortgage Bonds was issued to serve as security for the repayment of the Authority Bonds under the terms of the related Loan Agreement and the related supplement to the First Mortgage Indenture.
6 The LL First Mortgage Bonds were issued in conjunction with the issuance of the Senior Secured Notes of the Borrower in the aggregate principal amount of $125,000,000 under that certain Note Purchase Agreement dated as of May 15, 2008 (the “LL Secured Note Purchase Agreement”) by and among the Borrower and the purchasers named therein. These Senior Secured Notes bear interest at 5.60%, and have a maturity date of 5/15/18, which match the rate and maturity date of the LL First Mortgage Bonds. The LL First Mortgage Bonds were issued to serve as security for the repayment of the Senior Secured Notes under the terms of the LL Secured Note Purchase Agreement and the Thirty-Second Supplemental Indenture dated as of May 1, 2008 to the Indenture.
7 The PP First Mortgage Bonds were issued in conjunction with the issuance of the Senior Secured Notes of the Borrower in the aggregate principal amount of $50,000,000 under that certain Note Purchase Agreement dated as of February 8, 2013 (the “PP Secured Note Purchase Agreement”) by and among the Borrower and the purchasers named therein. These Senior Secured Notes bear interest at 3.15%, and have a maturity date of 4/15/28, which match the rate and maturity date of the PP First Mortgage Bonds. The PP First Mortgage Bonds were issued to serve as security for the repayment of the Senior Secured Notes under the terms of the PP Secured Note Purchase Agreement and the Thirty-Fourth Supplemental Indenture dated as of April 1, 2013 to the Indenture.
8 The QQ and RR First Mortgage Bonds were issued in conjunction with the issuance of the Series A and Series B Senior Secured Notes of the Borrower in the aggregate principal amount of $125,000,000 under that certain Note Purchase Agreement dated as of February 7, 2014 (the “QQ and RR Secured Note Purchase Agreement”) by and among the Borrower and the purchasers named therein. $70 million Series A Senior Secured Notes issued thereunder bear interest at 3.58%, and have a maturity date of 3/13/24, which match the rate and maturity date of the QQ First Mortgage Bonds, while the $55 million Series B Senior Secured Notes issued thereunder bear interest at 4.61% and have a maturity date of 3/13/44, which match the rate and maturity date of the RR First Mortgage Bonds. The QQ and RR First Mortgage Bonds were issued to serve as security for the repayment of the Senior Secured Notes under the terms of the QQ and RR Secured Note Purchase Agreement and the Thirty-Fifth Supplemental Indenture dated as of March 1, 2014 to the Indenture.

2.    Capitalized Lease Obligations: As of March 31, 2014, the Borrower had outstanding the following obligations under Capital Leases:

Maturity Date    Principal Amt.

Capital Lease Obligations—Building         6/1/21         $19,570
Capital Lease Obligations—Meters         Various         $35,600

3.    Hedging Transactions: (as of December 31, 2013)        Amount

Derivatives, at fair value                     $39

4.    Loan Agreements:
a.    Loan Agreement dated as of December 1, 2003 by and between the Authority and the Borrower (Secured by HH Bonds).
b.    Loan Agreement dated as of October 1, 2005 by and between the Authority and the Borrower (Secured by II, JJ and KK Bonds).
c.    Loan Agreement dated as of August 1, 2011, by and between the Authority and the Borrower (Secured by MM, NN and OO Bonds).
d.    Credit Agreement dated as of August 29, 2011 by and between the Borrower, the Lenders Party Thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.9

__________________________
9 This is an EDA bond liquidity facility with a total commitment of $100,000,000, which is presently held by JPMorgan Chase Bank, N.A. No amounts were outstanding as of March 31, 2014 or are outstanding as of the date hereof.

EXHIBIT 1.1(A)

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and Obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and Swing Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.Assignor:    ______________________________
2.    Assignee:    ______________________________        [and is an Affiliate of [identify Lender1]
3.    Borrower(s):    New Jersey Natural Gas Company

4.	Agent: PNC Bank, National Association, as the administrative agent under the Credit Agreement
_____________________
1 Select if applicable.

PRN 885261

5.
Credit Agreement:    Credit Agreement dated as of May 15, 2014 among New Jersey Natural Gas Company, the Lenders parties thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders

6.    Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment[3]
	$	$	%
	$	$	%
	$	$	%

7.    Trade Date:    ______________]4
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5
[SIGNATURE PAGE FOLLOWS]

______________________________________
2Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", etc.)
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
4To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
5Assignor shall pay a fee of $3,500 to the Administrative Agent in connection with the Assignment and Assumption.

PRN 885261

[SIGNATURE PAGE - ASSIGNMENT AND ASSUMPTION]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By_____________________________________
Title:

Consented to:

NEW JERSEY NATURAL GAS COMPANY,
as Borrower

By_____________________________________
Title:

PRN 885261

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (v) if Assignee is not incorporated under the Laws of the United States of America or a state thereof, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest,

PRN 885261

fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New Jersey.

PRN 885261

EXHIBIT 1.1(R)

FORM OF
REVOLVING CREDIT NOTE

$_____________                         Princeton, New Jersey
______________, 2014

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of ___________________________________ (the "Lender"), the lesser of (i) the principal sum of __________________________________ Dollars (U.S. $___________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders now or hereafter party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Agent”) (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Pittsburgh time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity

PRN 884974

hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.
This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without giving effect to its conflicts of law principles.
This Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain Revolving Credit Note in the maximum principal amount of _____________, dated as of _______________, issued by the Borrower in favor of the Lender.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
[SIGNATURE PAGE FOLLOWS]

PRN 884974

[SIGNATURE PAGE 1 OF 1 TO REVOLVING CREDIT NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.
NEW JERSEY NATURAL GAS COMPANY,
a New Jersey corporation

By:________________________________
Name:______________________________
Title:_______________________________

(Seal)

PRN 884974

EXHIBIT 1.1(S)

FORM OF
SWING LOAN NOTE

$30,000,000.00        Princeton, New Jersey
________ ____, 2014

FOR VALUE RECEIVED, the undersigned, NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation (herein called the "Borrower"), hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of Thirty Million and 00/100 Dollars (U.S. $30,000,000.00), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders now or hereafter party thereto, each syndication agent, each documentation agent, each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the "Agent") (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable on such dates as set forth in the Credit Agreement, with the entire outstanding balance due and payable by 11:00 a.m. (Pittsburgh time) on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.
Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable on the dates and at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note and all other obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 4.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Lender located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.
This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations,

PRN 884977

warranties, covenants and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.
This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns. All references herein to the "Borrower" and the "Lender" shall be deemed to apply to the Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.
This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without giving effect to its conflicts of law principles.
This Note amends and restates, but does not constitute a novation of the indebtedness evidenced by, that certain Swing Loan Note in the maximum principal amount of $20,000,000.00, dated as of August 24, 2011, issued by the Borrower in favor of the Lender.
All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

PRN 884977

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]
IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitutes a sealed instrument.
NEW JERSEY NATURAL GAS COMPANY,
a New Jersey corporation

By:
Name:
Title:

(Seal)

PRN 884977

EXHIBIT 2.4

FORM OF
LOAN REQUEST

TO:    PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis
FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the "Agreement") dated as of May 15, 2014 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.4 of the Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:
1(a)    _____    A new Revolving Credit Loan
OR
_____    Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on ____________, ____
OR
_____    Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on _____________, _____ to a Loan to which the LIBOR Rate Option applies,
OR
_____    Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on ____________, ____ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:
[Check one line under 1(b) below and fill in blank spaces in line next to line]:

PRN 884984

1(b)(i) _____    Under the Base Rate Option. Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) the proposed Borrowing Date, upon receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Euro-Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR
(ii) _____    Under the LIBOR Rate Option. Such Loan shall have a Borrowing Date of _____________ (which date shall be (i) three (3) Business Days after the Business Day of receipt by the Agent by 10:00 a.m. of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies.

2.    Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________ [for Revolving Credit Loans under Section 2.4 not to be less than $3,000,000 and in increments of $1,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than the lesser of $1,000,000 and in integral multiples of $100,000 or the maximum amount available for each Borrowing Tranche to which the Base Rate Option applies].
3.    [Complete blank below if the Borrower is selecting the LIBOR Rate Option]: Such Loan shall have an Interest Period of [one, two, three or six] Months. ________________.
B.    As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto), the Borrower has performed and complied with all covenants and conditions of the Agreement and the other Loan Documents; all of the representations and warranties of the Borrower in the Agreement and in the other Loan Documents are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties were true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of such Loan shall not contravene any Law applicable to the Borrower.
C.    The undersigned hereby irrevocably requests [check one line under paragraph 1 below and fill in blank space next to the line as appropriate]:

1.    ______ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ _________.

PRN 884984

______ Funds to be wired per the following wire instructions:

$____________________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

______ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

PRN 884984

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]
The undersigned certifies to the Agent as to the accuracy of the foregoing.
NEW JERSEY NATURAL GAS COMPANY,
a New Jersey corporation

Date: ______________, 20__    By:__________________________(SEAL)
Name:
Title:

PRN 884984

EXHIBIT 2.5

FORM OF SWING LOAN REQUEST

TO:    PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis
FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as it may be amended, restated, modified or supplemented, the "Agreement") dated as of May 15, 2014 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
Pursuant to Section 2.5 of the Agreement, the undersigned hereby makes the following Swing Loan Request:
1.Aggregate Principal Amount of Swing Loans: [amount shall be in integral multiples of $100,000 and not less than $250,000] U.S. $_________
2.    Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Lender by 12:00 noon Pittsburgh time on the proposed Borrowing Date] ______________
3.    As of the date hereof and the date of making of the Swing Loan requested hereby: the representations and warranties of the Borrower contained in Section 6 of the Agreement and in the other Loan Documents are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific dates or times referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Swing Loan requested hereby shall not contravene any Law applicable to the Borrower or any of the Lenders.
4.    The undersigned hereby irrevocably requests [check one line under (a) below and fill in blank space next to the line as appropriate]:

PRN 885138

(a)    ______ Funds to be deposited into PNC bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $ _________.

______ Funds to be wired per the following wire instructions:

$____________________ Amount of Wire Transfer

Bank Name:

ABA:

Account Number:

Account Name:

Reference:

______ Funds to be wired per the attached Funds Flow (multiple wire transfers)

[SIGNATURE PAGE FOLLOWS]

PRN 885138

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]
The undersigned hereby certifies the accuracy of the foregoing.
NEW JERSEY NATURAL GAS COMPANY,
a New Jersey corporation

Date: ______________, 20___        By:    ____________________________(SEAL)
Name:    ___________________________________
Title:    _____________________________

PRN 885138

EXHIBIT 5.5
FORM OF
COMMITMENT REDUCTION NOTICE

TO:     PNC Bank, National Association, Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Telephone No.: (412) 762-7638
Telecopier No.: (412) 762-8672
Attention: Rini Davis

FROM:    New Jersey Natural Gas Company (the "Borrower")

RE:
Credit Agreement (as amended, restated, supplemented or modified from time to time, the "Agreement"), dated as of May 15, 2014 by and among the Borrower, the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association, as administrative agent for the Lenders (the "Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.
Pursuant to Section 5.5 of the Agreement, the Borrower irrevocably gives notice that:
The Revolving Credit Commitments are reduced as of ____________, 20__ (insert date at least five (5) Business Days after the Business Day on which the Agent receives the Commitment Reduction Notice) by $____________ (insert amount equal to but not less than $5,000,000 or an integral multiple thereof). The aggregate amount of Revolving Credit Commitments outstanding after giving effect to the reduction of the Revolving Credit Commitments is $__________. The aggregate outstanding principal amount of all Revolving Facility Usage as of ______________ (insert date of commitment reduction) shall be $__________ (not to exceed the reduced aggregate amount of the Revolving Credit Commitments).
[SIGNATURE PAGE FOLLOWS]

PRN 885251

[SIGNATURE PAGE 1 OF 1 TO COMMITMENT REDUCTION NOTICE]

NEW JERSEY NATURAL GAS COMPANY,
a New Jersey corporation

Date:________________    By:
Name:
Title:

PRN 885251

EXHIBIT 5.8.7(A)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, PNC Bank, National Association, in its capacity as administrative agent, and each bank from time to time party thereto.
Pursuant to the provisions of Section 5.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:___________________________________________
Name:
Title:
Date: ________ ___, 20[ ]

PRN 885270

EXHIBIT 5.8.7(B)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, PNC Bank, National Association, in its capacity as administrative agent, and each bank from time to time party thereto.
Pursuant to the provisions of Section 5.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:__________________________________________
Name:
Title:
Date: ________ __, 20[ ]

PRN 885270

EXHIBIT 5.8.7(C)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, PNC Bank, National Association, in its capacity as administrative agent, and each bank from time to time party thereto.
Pursuant to the provisions of Section 5.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:__________________________________________
Name:
Title:
Date: ________ __, 20[ ]

PRN 885270

EXHIBIT 5.8.7(D)
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among New Jersey Natural Gas Company, the guarantors from time to time party thereto, PNC Bank, National Association, in its capacity as administrative agent, and each bank from time to time party thereto.
Pursuant to the provisions of Section 5.8 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:_______________________________________
Name:
Title:
Date: ________ __, 20[ ]

PRN 885270

EXHIBIT 7.1.3(A)
Matters to be covered in Opinions of Counsel for
New Jersey Natural Gas Company:

1.	Organization and Qualification of Borrower and each Subsidiary of Borrower (Section 6.1.1)

2.	Power and Authority (Section 6.1.3)

3.	Validity and Binding Effect (Section 6.1.4)

4.	No Conflict (Section 6.1.5)

5.	Litigation (Section 6.1.6)

6.	Consents and Approvals (Section 6.1.12)

7.	Investment Companies; Regulated Entities (Section 6.1.18)

8.	Such other matters as Agent or the Banks may reasonably request

PRN 651947

EXHIBIT 7.1.3(B)
Matters to be covered in Opinions of In-House Counsel for
New Jersey Natural Gas Company:

1.	No Conflict with applicable law (Section 6.1.5)

2.	Litigation (Section 6.1.6)

3.
Consents and Approvals (Section 6.1.12), all of which are in full force and effect, final and non-appealable and copies attached of each required order authorizing New Jersey Natural Gas to enter the transactions contemplated by the Credit Agreement

4.	Investment Companies; Regulated Entities and PUHCA applicability (Section 6.1.18)

5.	Banks will not as a result of the transaction or exercising any remedies available under the Loan Documents be regulated as a public utility

6.	Such other matters as Agent or the Banks may reasonably request

PRN 651949

EXHIBIT 8.2.5

FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT is made as of _____________ __, 20_, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (the "New Guarantor").
Background
Reference is made to (i) the Credit Agreement, dated as of May 15, 2014, as the same may be restated, modified, supplemented or amended from time to time (the "Credit Agreement"), by and among New Jersey Natural Gas Company, a New Jersey corporation (the "Borrower"), each of the Guarantors now or hereafter party thereto (each a "Guarantor" and collectively the "Guarantors"), the Lenders now or hereafter party thereto (the "Lenders"), Wells Fargo Bank, National Association, as syndication agent, each U.S. Bank National Association, TD Bank, N.A. and Santander Bank, N.A., as documentation agents, and PNC Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the "Agent"); (ii) the Guaranty and Suretyship Agreement, dated as of __________ __, 201__1 (as the same may be restated, modified, supplemented or amended from time to time, the "Guaranty"), of Guarantors given to Agent, and (iii) the other Loan Documents referred to in the Credit Agreement, as the same may be modified, supplemented, restated or amended from time to time (the "Loan Documents").
Agreement
Capitalized terms defined in the Credit Agreement are used herein as defined therein.
New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the direct and indirect economic benefits received by New Guarantor as a result of being or becoming affiliated with the Borrower and the Guarantors, New Guarantor hereby agrees that, effective as of the date hereof, it hereby is, and shall be deemed to be, and assumes the obligations of, a "Loan Party" and a "Guarantor" under the Credit Agreement, a "Guarantor", jointly and severally with the existing Guarantors under the Guaranty, and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit and the performance of all other obligations of Borrower under the Loan Documents, New Guarantor shall perform, comply with and be subject to and bound by each of the terms and provisions of the Credit
_________________________
1Guaranty will be executed at the time a Subsidiary exists.

PRN 895632

Agreement, Guaranty and each of the other Loan Documents, jointly and severally, with the existing parties thereto. Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 6 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof; and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.
New Guarantor hereby makes, affirms and ratifies in favor of the Lenders and the Agent the Credit Agreement, Guaranty and each of the other Loan Documents given by the Guarantors to Agent and any of the Lenders.
New Guarantor is simultaneously delivering to the Agent the documents, together with Guarantor Joinder, required under Sections 8.2.8 [Subsidiaries as Guarantors].
In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Guarantor Joinder and Assumption Agreement and the other Loan Documents.
This Guarantor Joinder and Assumption Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. New Guarantor acknowledges and agrees that a telecopy transmission to Agent or any Lender of signature pages hereof purporting to be signed on behalf of New Guarantor shall constitute effective and binding execution and delivery hereof by New Guarantor.
NEW GUARANTOR SHALL CAUSE BORROWER TO PROVIDE SUCH ADDITIONAL DOCUMENTS AS REQUIRED BY SECTION 8.2.8 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

PRN 895632

[SIGNATURE PAGE - GUARANTOR
JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, New Guarantor has duly executed this Guarantor Joinder and Assumption Agreement and delivered the same to the Agent for the benefit of the Lenders, as of the date and year first above written.
[__________________________________]

By:
Name:
Title:

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

PRN 895632

EXHIBIT 8.2.8
FORM OF
ACQUISITION COMPLIANCE CERTIFICATE

____________________, 20___
PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
and each Lender party to the Credit Agreement (defined below)
Ladies and Gentlemen:
I refer to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement") among New Jersey Natural Gas Company (the "Borrower"), the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association in its capacity as administrative agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.
I, ______________________, [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended _________________, 20__] as follows:
In connection with Section 8.2.5 of the Credit Agreement and with respect to a proposed Permitted Acquisition by the Borrower (the "Acquiring Company") of __________ [assets/stock] [by purchase/by merger and insert description of the transaction] (the "Acquisition") of ____________________________ [insert name of entity whose assets are/stock is being acquired] (the "Target").
The proposed date of the Acquisition is _________________ (the "Acquisition Date") [at least 5 Business Days after the date of this certificate].
The "Report Date" herein shall be the date of the most recent fiscal quarter ended prior to the proposed Acquisition of the Target.
The total Consideration to be paid including (i) cash paid by the Borrower, directly or indirectly, to the Target, (ii) the Indebtedness, fixed or contingent, incurred or assumed the Borrower, whether in favor of Target or otherwise, (iii) any Guaranty given or incurred by the Borrower in connection with the Acquisition and (iv) any other

PRN 885255

PNC Bank, National Association, as Agent
and each Lender party to the Credit Agreement
_________________, 20___

consideration given or obligation incurred by the Borrower in connection with the Acquisition is $__________.
The Target is engaged in ____________________ [describe business being acquired].
The Borrower is, and after giving effect to the proposed Permitted Acquisition shall be, in compliance with Section 8.2.12 of the Credit Agreement, as more fully set forth on Appendix A attached hereto.
The Borrower, in order to consummate the proposed Permitted Acquisition, has incurred or will incur $__________ of Indebtedness permitted by Section 8.2.1(d) (and, if secured, clause (m) of the definition of Permitted Liens).
Immediately prior to and after giving effect to the proposed Acquisition: (i) the representations and warranties of Borrower contained in Section 6 of the Credit Agreement and in the other Loan Documents are true on and correct with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time), (ii) the Borrower has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents, and (iii) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default.
IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.
By:
Name:
Title:    [Chief Executive Officer/President/Chief Financial Officer]

PRN 885255

APPENDIX A

Credit Agreement	Consolidated for Borrower and its Subsidiaries	Target	Consolidated Pro Forma[1]
   Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization as of the Report Date is:
         which is not more than the maximum permitted ratio of 0.65 to 1.0
	_____ to 1.00	_____ to 1.00	_____ to 1.00
(A) Consolidated Total Indebtedness, as of the Report Date, is computed as follows:
(i) borrowed moneys
(ii) other transactions similar to borrowed money transactions
(iii) note purchase or acceptance credit facilities
(iv) reimbursement obligations (contingent or otherwise)
(v) Hedging Transactions
(vi) Guarantees of Hedging Transactions and of borrowed money transactions
(vii) Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement
(viii) mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement
(ix) sum of items (i) through (viii) equals Consolidated Total Indebtedness
	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________ $__________

PRN 885255

Credit Agreement	Consolidated for Borrower and its Subsidiaries	Target	Consolidated Pro Forma[1]
(B) Consolidated Total Capitalization, as of the Report Date, is computed as follows:
(i) Consolidated Total Indebtedness (see item (1)(A)(ix) above)
(ii) Common Shareholders' Equity
(iii) Preferred Shareholders' Equity
(iv) sum of items (i) through (iii) equals Consolidated Total Capitalization
	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________	$__________ $__________ $__________ $__________

1All calculations are on a pro-forma basis, based upon the financial statements of the Borrower as of the Report Date, after giving effect to the proposed Permitted Acquisition (i.e., if a financial covenant is measured for the immediately preceding four fiscal quarters as of the Report Date, the financial results of the Target as well as the Borrower and its Subsidiaries will be included in that four fiscal quarter period calculation; provided, however, that income earned or expenses incurred by the Target prior to the date of the proposed Permitted Acquisition shall be excluded) and include in such calculations Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition.

PRN 885255

EXHIBIT 8.3.3
FORM OF
COMPLIANCE CERTIFICATE

____________________, 20___
PNC Bank, National Association, as Agent
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
and each Lender party to the Credit Agreement (defined below)
Ladies and Gentlemen:
I refer to the Credit Agreement dated as of May 15, 2014 (as amended, supplemented, restated or modified from time to time, the "Credit Agreement") among New Jersey Natural Gas Company (the "Borrower"), the Lenders party thereto, each syndication agent, each documentation agent and each other titled Lender that may be identified therein, and PNC Bank, National Association in its capacity as administrative agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings. References herein to Sections of the Credit Agreement are qualified, in their entirety, by the applicable provision of the Section of the Credit Agreement so referred to and together with all related provisions and definitions referred to in such Section or incorporated therein.
I, ______________________, [Chief Executive Officer/President/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the [fiscal quarter/fiscal year ended _________________, 20__] (the "Report Date"), as follows:

(1)
Maximum Leverage Ratio (Section 8.2.12). The ratio of (A) Consolidated Total Indebtedness to (B) Consolidated Total Capitalization of the Borrower and its Subsidiaries is __________ to 1.00 as of the Report Date, which is not more than the maximum permitted ratio of 0.65 to 1.00.

(A)	Consolidated Total Indebtedness, as of the Report Date, is computed as follows:

(i)	borrowed moneys $______

(ii)	other transactions similar to borrowed money transactions $______

(iii)	note purchase or acceptance credit facilities $_____

(iv)	reimbursement obligations (contingent or otherwise) $

(v)	Hedging Transactions $

PRN 885258

PNC Bank, National Association, as Agent
and each Lender party to the Credit Agreement
_________________, 20___

(vi)	Guarantees of Hedging Transactions and of borrowed money transactions $

(vii)	Hybrid Securities described in clause (i) of the definition of "Hybrid Security" in the Credit Agreement $

(viii)	mandatory repayment obligations with respect to Hybrid Securities described in clause (ii) of the definition of "Hybrid Security" in the Credit Agreement $

(ix)	sum of items (i) through (viii) equals Consolidated Total Indebtedness $

(B)	Consolidated Total Capitalization, as of the Report Date, is computed as follows:

(i)	Consolidated Total Indebtedness (see item (1)(A)(ix) above) $

(ii)	Common Shareholders' Equity

(iii)	Preferred Shareholders' Equity $

(iv)	sum of items (i) through (iii) equals Consolidated Total Capitalization $

(2)
Indebtedness issued by the Borrower in accordance with Article Two of the Mortgage Indenture during the fiscal [quarter/year] ended on the Report Date is $____________, as permitted by Section 8.2.1(c) of the Credit Agreement.

(3)	Unsecured Indebtedness incurred pursuant to Section 8.2.1(d) of the Credit Agreement is $__________, as permitted by Section 8.2.1(d) of the Credit Agreement.

PRN 885258

PNC Bank, National Association, as Agent
and each Lender party to the Credit Agreement
_________________, 20___

(4)
Secured Indebtedness incurred pursuant to Section 8.2.1(d) and by the definition of Permitted Liens of the Credit Agreement other than clause (m) of the definition of Permitted Liens of the Credit Agreement, as of the Report Date is $_________.

(5)
Secured Indebtedness incurred pursuant to Section 8.2.1(d) and by clause (m) of the definition of Permitted Liens of the Credit Agreement and together with such Secured Indebtedness incurred under such provisions to date is $__________, which does not exceed the permitted amount pursuant to clause (m) of the definition of Permitted Liens of the Credit Agreement of $25,000,000.

(6)	Of the secured Indebtedness described in (4) above, as of the Report Date $____________ is secured by Purchase Money Security Interests.

(7)	Of the unsecured and secured Indebtedness described in clauses (3) and (4) above, as of the Report Date $____________ is Acquired Indebtedness.

(8)	Indebtedness under Hedging Transactions, as of the Report Date, is $________________.

(9)
The Borrower and its Subsidiaries have disposed of $__________ of assets, as permitted by Section 8.2.6(e), which amount does not exceed the permitted amount of $___________ (such permitted amount equal to 5% of consolidated total assets of the Borrower and its Subsidiaries for the applicable fiscal year of the Borrower).

(10)
During the fiscal [quarter/year] ended on the Report Date, the Borrower has declared or made dividend payments or other distribution or purchased or redeemed or otherwise acquired shares of stock, warrants, rights or options permitted by Section 8.2.15 as follows: [Insert description of each action undertaken, including the date thereof, the dollar amount thereof and a description of the transaction].

(11)
The Borrower and its Subsidiaries have engaged in off-balance sheet transactions that are functionally equivalent to borrowed money, as permitted by Section 8.2.17, with aggregate liabilities, as of the Report Date, of $______________.

PRN 885258

PNC Bank, National Association, as Agent
and each Lender party to the Credit Agreement
_________________, 20___

(12)
The representations and warranties of the Borrower contained in Section 6 of the Credit Agreement (other than the representations and warranties of the Loan Parties contained in the first sentence of Section 6.1.6 [Litigation], the last sentence of Section 6.1.8(b) [Financial Statements], and Section 6.1.21 [Environmental Matters]) and in the other Loan Documents are true on and as of the Report Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions of the Credit Agreement and the other Loan Documents. No event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20___.
By:
Name:
Title:    [Chief Executive Officer/President/Chief Financial Officer]

PRN 885258